Exhibit 10-RRRR

------------------------------------------------------------------------------

                     MASTER RECEIVABLES PURCHASE AGREEMENT

                           Made as of July 24, 1995



                                    Between

                          CHRYSLER CREDIT CANADA LTD.
                            as Seller and Collector

                                      and

                            THE ROYAL TRUST COMPANY
                                 as trustee of
                                  PURE TRUST
                                 as Purchaser

                                      and

                        CHRYSLER FINANCIAL CORPORATION

------------------------------------------------------------------------------


                                McMILLAN BINCH

                                   --------
                           Barristers & Solicitors

                             TABLE OF CONTENTS

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 1 -- INTERPRETATION
    1.1  Certain Defined Terms.. . . . . . . . . . . . . . . . . . . . .  2
         (a)  APR. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         (b)  Administrative Charges . . . . . . . . . . . . . . . . . .  2
         (c)  Adverse Claim. . . . . . . . . . . . . . . . . . . . . . .  2
         (d)  Affiliate. . . . . . . . . . . . . . . . . . . . . . . . .  2
         (e)  Aggregate Prepayment Amount  . . . . . . . . . . . . . . .  2
         (f)  Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  2
         (g)  Applicable Deferred Purchase Price . . . . . . . . . . . .  2
         (h)  Assignment . . . . . . . . . . . . . . . . . . . . . . . .  3
         (i)  Billings . . . . . . . . . . . . . . . . . . . . . . . . .  3
         (j)  Business Day . . . . . . . . . . . . . . . . . . . . . . .  3
         (k)  Canadian Dollars . . . . . . . . . . . . . . . . . . . . .  3
         (m)  Cap Fee. . . . . . . . . . . . . . . . . . . . . . . . . .  3
         (n)  Chrysler Financial . . . . . . . . . . . . . . . . . . . .  3
         (o)  Closing Date . . . . . . . . . . . . . . . . . . . . . . .  3
         (p)  Collateral . . . . . . . . . . . . . . . . . . . . . . . .  3
         (q)  Collections. . . . . . . . . . . . . . . . . . . . . . . .  3
         (r)  Collector. . . . . . . . . . . . . . . . . . . . . . . . .  4
         (s)  Collector Fee. . . . . . . . . . . . . . . . . . . . . . .  4
         (t)  Concentration Limit. . . . . . . . . . . . . . . . . . . .  4
         (u)  Credit and Collection Policy . . . . . . . . . . . . . . .  4
         (v)  Credit Support Agreement . . . . . . . . . . . . . . . . .  4
         (w)  Cut-Off Date . . . . . . . . . . . . . . . . . . . . . . .  4
         (x)  Dealer . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         (y)  Defaulted Loan . . . . . . . . . . . . . . . . . . . . . .  4
         (z)  Deferred Purchase Account. . . . . . . . . . . . . . . . .  4
         (aa) Deferred Purchase Price. . . . . . . . . . . . . . . . . .  5
         (ab) Discount Rate. . . . . . . . . . . . . . . . . . . . . . .  5
         (ac) Eligible Secured Loan. . . . . . . . . . . . . . . . . . .  5
         (ad) Excess Spread. . . . . . . . . . . . . . . . . . . . . . .  8
         (ae) Final Collection Date. . . . . . . . . . . . . . . . . . .  8
         (af) Financial Services Agent . . . . . . . . . . . . . . . . .  8
         (ag) General Account. . . . . . . . . . . . . . . . . . . . . .  8
         (ah) Hedging Agreement. . . . . . . . . . . . . . . . . . . . .  8
         (ai) Increased Cost . . . . . . . . . . . . . . . . . . . . . .  8
         (aj) Indenture Trustee. . . . . . . . . . . . . . . . . . . . .  9
         (ak) Ineligible Secured Loan. . . . . . . . . . . . . . . . . .  9
         (al) Insolvency Event . . . . . . . . . . . . . . . . . . . . .  9
         (am) Issuer Trustee . . . . . . . . . . . . . . . . . . . . . . 10
         (an) Liquidations . . . . . . . . . . . . . . . . . . . . . . . 10
         (ao) Liquidity Agreement  . . . . . . . . . . . . . . . . . . . 10
         (ap) Loan Receivables . . . . . . . . . . . . . . . . . . . . . 10
         (aq) Lock-Up Event. . . . . . . . . . . . . . . . . . . . . . . 10
         (ar) Losses . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         (as) Moody's. . . . . . . . . . . . . . . . . . . . . . . . . . 11
         (at) Net Book Value . . . . . . . . . . . . . . . . . . . . . . 11
         (au) Net Proceeds . . . . . . . . . . . . . . . . . . . . . . . 11
         (av) Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         (aw) Obligor. . . . . . . . . . . . . . . . . . . . . . . . . . 12
         (ax) Officer's Certificate. . . . . . . . . . . . . . . . . . . 12
         (ay) Pay Aheads . . . . . . . . . . . . . . . . . . . . . . . . 12
         (az) Permitted Investments. . . . . . . . . . . . . . . . . . . 12
         (ba) Person . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         (bb) Portfolio Delinquency Ratio. . . . . . . . . . . . . . . . 12
         (bc) Portfolio Event. . . . . . . . . . . . . . . . . . . . . . 12
         (bd) Portfolio Loss Ratio . . . . . . . . . . . . . . . . . . . 12
         (be) Portfolio Report . . . . . . . . . . . . . . . . . . . . . 13
         (bf) Prepayment Amount. . . . . . . . . . . . . . . . . . . . . 13
         (bg) Prime Rate . . . . . . . . . . . . . . . . . . . . . . . . 13
         (bh) Principal. . . . . . . . . . . . . . . . . . . . . . . . . 13
         (bi) Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . 13
         (bj) Program Amount . . . . . . . . . . . . . . . . . . . . . . 13
         (bk) Purchase . . . . . . . . . . . . . . . . . . . . . . . . . 13
         (bl) Purchase Discount. . . . . . . . . . . . . . . . . . . . . 13
         (bm) Purchased Assets . . . . . . . . . . . . . . . . . . . . . 14
         (bn) Purchase Price . . . . . . . . . . . . . . . . . . . . . . 14
         (bo) Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . 14
         (bp) Purchaser's Account. . . . . . . . . . . . . . . . . . . . 14
         (bq) Purchaser's Indebtedness . . . . . . . . . . . . . . . . . 14
         (br) Pure Trust . . . . . . . . . . . . . . . . . . . . . . . . 14
         (bs) Records. . . . . . . . . . . . . . . . . . . . . . . . . . 14
         (bt) Related Document . . . . . . . . . . . . . . . . . . . . . 14
         (bu) Related Collateral . . . . . . . . . . . . . . . . . . . . 15
         (bv) Related Secured Loan Rights. . . . . . . . . . . . . . . . 15
         (bw) Related Security . . . . . . . . . . . . . . . . . . . . . 15
         (bx) Related Terms Schedule . . . . . . . . . . . . . . . . . . 15
         (by) Required APR . . . . . . . . . . . . . . . . . . . . . . . 15
         (bz) Required Deferred Amount . . . . . . . . . . . . . . . . . 15
         (ca) Required Reserve . . . . . . . . . . . . . . . . . . . . . 16
         (cb) Reserve Rate . . . . . . . . . . . . . . . . . . . . . . . 16
         (cc) Responsible Officer. . . . . . . . . . . . . . . . . . . . 16
         (cd) Secured Loans. . . . . . . . . . . . . . . . . . . . . . . 16
         (ce) Secured Loan Rights. . . . . . . . . . . . . . . . . . . . 17
         (cf) Security Interest. . . . . . . . . . . . . . . . . . . . . 17
         (cg) Seller . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         (ch) Seller Receivable. . . . . . . . . . . . . . . . . . . . . 17
         (ci) Seller Receivable Value. . . . . . . . . . . . . . . . . . 18
         (cj) Seller Reimbursable Amount . . . . . . . . . . . . . . . . 18
         (ck) Settlement Date. . . . . . . . . . . . . . . . . . . . . . 18
         (cl) Settlement Period. . . . . . . . . . . . . . . . . . . . . 18
         (cm) Significant Event. . . . . . . . . . . . . . . . . . . . . 18
         (cn) Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . 18
         (co) Successor Collector. . . . . . . . . . . . . . . . . . . . 18
         (cp) Terms Schedule . . . . . . . . . . . . . . . . . . . . . . 18
         (cq) Transaction. . . . . . . . . . . . . . . . . . . . . . . . 18
         (cr) Trust Indenture. . . . . . . . . . . . . . . . . . . . . . 18
    1.2  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    1.3  References to Sections and Exhibits.. . . . . . . . . . . . . . 19
    1.4  Number and Gender.  . . . . . . . . . . . . . . . . . . . . . . 19
    1.6  Defined Terms Used in Trust Indenture, etc. . . . . . . . . . . 19
         (a)  Buyer Payment Amount . . . . . . . . . . . . . . . . . . . 19
         (b)  Buyer Proceeds . . . . . . . . . . . . . . . . . . . . . . 19
         (c)  Collection . . . . . . . . . . . . . . . . . . . . . . . . 19
         (d)  Contract . . . . . . . . . . . . . . . . . . . . . . . . . 19
         (e)  Distribution Date. . . . . . . . . . . . . . . . . . . . . 19
         (f)  Distribution Statement . . . . . . . . . . . . . . . . . . 19
         (g)  Hedge Agreement  . . . . . . . . . . . . . . . . . . . . . 19
         (h)  Holdback . . . . . . . . . . . . . . . . . . . . . . . . . 20
         (i)  Loss Ratio . . . . . . . . . . . . . . . . . . . . . . . . 20
         (j)  Receivable . . . . . . . . . . . . . . . . . . . . . . . . 20
         (k)  Seller Distributable Amount  . . . . . . . . . . . . . . . 20
    1.7  Accounting Principles.. . . . . . . . . . . . . . . . . . . . . 20
    1.8  Currency. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    1.9  Computation of Time Periods.. . . . . . . . . . . . . . . . . . 20
    1.10 List of Exhibits. . . . . . . . . . . . . . . . . . . . . . . . 20

SECTION 2 -- PURCHASE OF SECURED LOANS
    2.1  Purchase Procedures - Terms Schedules.. . . . . . . . . . . . . 21
         (a)  General. . . . . . . . . . . . . . . . . . . . . . . . . . 21
         (b)  Related Terms Schedules. . . . . . . . . . . . . . . . . . 21
         (c)  Inconsistencies. . . . . . . . . . . . . . . . . . . . . . 21
    2.3  Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . 21
         (a)  Amount.  . . . . . . . . . . . . . . . . . . . . . . . . . 21
         (b)  Satisfaction of Purchase Price.. . . . . . . . . . . . . . 22
         (c)  Cap Fee. . . . . . . . . . . . . . . . . . . . . . . . . . 22
         (d)  Effect of Payment. . . . . . . . . . . . . . . . . . . . . 22
         (e)  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    2.4  Rectifying Adjustments to Purchase Price. . . . . . . . . . . . 23
    2.5  Liquidation Procedures. . . . . . . . . . . . . . . . . . . . . 23
         (a)  Monthly Remittances. . . . . . . . . . . . . . . . . . . . 23
         (b)  Daily Remittances. . . . . . . . . . . . . . . . . . . . . 24
         (c)  Transfers of Purchase Discount to Purchaser. . . . . . . . 24
         (d)  Transfers of Other Amounts to Purchaser's Account. . . . . 25
         (e)  Advances by Seller.. . . . . . . . . . . . . . . . . . . . 26
         (f)  Payments from Purchaser's Account. . . . . . . . . . . . . 26
         (g)  Shortfalls: Purchaser's Account. . . . . . . . . . . . . . 28
         (h)  Other Distributions from Purchaser's Account.. . . . . . . 28
         (i)  Shortfalls: Other Distributions. . . . . . . . . . . . . . 28
         (j)  Remaining Amounts. . . . . . . . . . . . . . . . . . . . . 29
         (k)  Separate Transactions. . . . . . . . . . . . . . . . . . . 29
    2.6  Deferred Purchase Account.. . . . . . . . . . . . . . . . . . . 29
         (a)  Distributions. . . . . . . . . . . . . . . . . . . . . . . 29
         (b)  Final Distributions. . . . . . . . . . . . . . . . . . . . 30
         (c)  Transactions.. . . . . . . . . . . . . . . . . . . . . . . 30
    2.7  Discount Rate and Program Fee.. . . . . . . . . . . . . . . . . 30
         (a)  Discount Rate. . . . . . . . . . . . . . . . . . . . . . . 30
         (b)  Purchaser's Indebtedness.. . . . . . . . . . . . . . . . . 30
    2.8  Clean Up Repurchase.. . . . . . . . . . . . . . . . . . . . . . 30
    2.9  Deemed Collections. . . . . . . . . . . . . . . . . . . . . . . 31
         (a)  Reductions, Cancellations and Extensions.. . . . . . . . . 31
         (b)  Repurchase on Breach of Warranty.. . . . . . . . . . . . . 31
         (c)  Effect of Deemed Collections.. . . . . . . . . . . . . . . 32
    2.10 Reporting.. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         (a)  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . 32
         (b)  Records. . . . . . . . . . . . . . . . . . . . . . . . . . 32
    2.11 Payments and Computations.. . . . . . . . . . . . . . . . . . . 32
         (a)  Remittances where Seller Not Collector.. . . . . . . . . . 32
         (b)  Payments.. . . . . . . . . . . . . . . . . . . . . . . . . 32
         (c)  Interest on Overdue Amounts. . . . . . . . . . . . . . . . 33
         (d)  No Deduction.. . . . . . . . . . . . . . . . . . . . . . . 33
    2.12 Further Action to Protect Purchased Assets. . . . . . . . . . . 33
    2.13 Ineligible Secured Loans. . . . . . . . . . . . . . . . . . . . 33
    2.14 Retransfer of Purchased Assets. . . . . . . . . . . . . . . . . 33
    2.15 Permitted Investments.. . . . . . . . . . . . . . . . . . . . . 34
    2.16 Allocation of Collections.. . . . . . . . . . . . . . . . . . . 34

SECTION 3 -- COLLECTION AND SERVICING OF SECURED LOANS
    3.1  Designation of the Collector. . . . . . . . . . . . . . . . . . 34
    3.4  Duties of the Collector, etc. . . . . . . . . . . . . . . . . . 35
         (a)  Duties and Powers. . . . . . . . . . . . . . . . . . . . . 35
         (b)  Copies of Documents. . . . . . . . . . . . . . . . . . . . 35
         (c)  Operating Procedures.. . . . . . . . . . . . . . . . . . . 35
         (d)  Software.  . . . . . . . . . . . . . . . . . . . . . . . . 36
         (e)  Default Interest.. . . . . . . . . . . . . . . . . . . . . 36
         (f)  Termination. . . . . . . . . . . . . . . . . . . . . . . . 36
         (g)  Marking of Records.. . . . . . . . . . . . . . . . . . . . 36
         (h)  Termination of Secured Loans.. . . . . . . . . . . . . . . 36
    3.5  Collector Fee.. . . . . . . . . . . . . . . . . . . . . . . . . 36

SECTION 4 -- CONDITIONS PRECEDENT
    4.1  Purchaser's Conditions Precedent to Each Purchase.. . . . . . . 37
         (a)  Initial Purchase.. . . . . . . . . . . . . . . . . . . . . 37
         (b)  Subsequent Purchases.. . . . . . . . . . . . . . . . . . . 39
    4.2  Seller's Conditions Precedent.. . . . . . . . . . . . . . . . . 40
         (a)  Initial Purchase.. . . . . . . . . . . . . . . . . . . . . 40
         (b)  Subsequent Purchases.. . . . . . . . . . . . . . . . . . . 40

SECTION 5 -- REPRESENTATIONS AND WARRANTIES
    5.1  Representations and Warranties of the Seller. . . . . . . . . . 41
    5.2  Representations and Warranties of Chrysler Financial. . . . . . 44
    5.3  Representations and Warranties of the Purchaser.. . . . . . . . 46

SECTION 6 -- COVENANTS OF THE SELLER AND CHRYSLER FINANCIAL
    6.1  Affirmative Covenants of the Seller.. . . . . . . . . . . . . . 47
    6.2  Negative Covenants of the Seller. . . . . . . . . . . . . . . . 50
    6.3  Covenants of Chrysler Financial.. . . . . . . . . . . . . . . . 51

SECTION 7 -- SIGNIFICANT EVENTS
    7.1  Meaning of Significant Event. . . . . . . . . . . . . . . . . . 52
    7.2  Action Upon a Significant Event.. . . . . . . . . . . . . . . . 53
         (a)  Rights of Purchaser. . . . . . . . . . . . . . . . . . . . 53
         (b)  Transitional Provisions. . . . . . . . . . . . . . . . . . 54

SECTION 8 -- MATTERS RELATING TO LIABILITY AND RESPONSIBILITIES
    8.1  Delegation in Favour of Financial Services Agent. . . . . . . . 54
    8.2  Liability of Purchaser and Financial Services Agent.. . . . . . 54
    8.3  The Financial Services Agent and Affiliates.. . . . . . . . . . 55
    8.4  Responsibilities of the Seller and the Purchaser. . . . . . . . 55
    8.5  Power of Attorney.. . . . . . . . . . . . . . . . . . . . . . . 55

SECTION 9 -- INDEMNIFICATION
    9.1  Indemnities by the Seller.. . . . . . . . . . . . . . . . . . . 56
    9.3  Limited Indemnity by the Seller.. . . . . . . . . . . . . . . . 57
    9.4  Co-operation in Litigation and Proceedings. . . . . . . . . . . 58

SECTION 10 -- MISCELLANEOUS
   10.1  Amendments, etc.. . . . . . . . . . . . . . . . . . . . . . . . 58
         (a)  General. . . . . . . . . . . . . . . . . . . . . . . . . . 58
         (b)  Third Party Consents.. . . . . . . . . . . . . . . . . . . 58
   10.2  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . 59
   10.3  Notices, etc. . . . . . . . . . . . . . . . . . . . . . . . . . 59
   10.4  No Waiver; Remedies.. . . . . . . . . . . . . . . . . . . . . . 59
   10.5  Binding Effect; Assignability;  . . . . . . . . . . . . . . . . 59
         (a)  General. . . . . . . . . . . . . . . . . . . . . . . . . . 59
         (b)  Sales etc. by Purchaser. . . . . . . . . . . . . . . . . . 59
   10.6  Termination and Survival. . . . . . . . . . . . . . . . . . . . 60
   10.7  Performance by Financial Services Agent.. . . . . . . . . . . . 60
   10.8  Payments by Seller. . . . . . . . . . . . . . . . . . . . . . . 60
         (a)  Method of Payment. . . . . . . . . . . . . . . . . . . . . 60
         (b)  Interest on Overdue Payments . . . . . . . . . . . . . . . 60
   10.9  Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . . 61
   10.10 Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . 61
         (a)  Fees and Expenses. . . . . . . . . . . . . . . . . . . . . 61
         (b)  Taxes, etc.. . . . . . . . . . . . . . . . . . . . . . . . 61
   10.12 Failure to Perform. . . . . . . . . . . . . . . . . . . . . . . 62
   10.13 Consent to Jurisdiction; Waiver of Immunities . . . . . . . . . 62
         (a)  Submission to Jurisdiction.. . . . . . . . . . . . . . . . 62
         (b)  Other Jurisdictions. . . . . . . . . . . . . . . . . . . . 62
         (c)  Waiver of Immunity.. . . . . . . . . . . . . . . . . . . . 63
   10.14 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . 63
         (a)  General. . . . . . . . . . . . . . . . . . . . . . . . . . 63
         (b)  Exceptions.  . . . . . . . . . . . . . . . . . . . . . . . 63
   10.15 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . 63
   10.16 Execution in Counterparts . . . . . . . . . . . . . . . . . . . 63
   10.17 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 64

Exhibit 1.1(h) - Form of Assignment
Exhibit 1.1(cp) -- Form of Terms Schedule
Exhibit 1.1(be) - Sample Portfolio Report
Exhibit 1.1(as) - Permitted Investments
Exhibit 1.1(bz)(2)(B)(iii) - Dollar Weighted Average Contractual Life
  Calculation
Exhibit 4.1(a)(17)-1 - Form of Opinion of Seller's Counsel
Exhibit 4.1(a)(17)-2 - Form of Opinion of Chrysler Financial's General Counsel
Exhibit 4.2(a)(5) - Form of Opinion of Purchaser's Counsel
Exhibit 5.1(p) -- Historical Collection Results

                  MASTER RECEIVABLES PURCHASE AGREEMENT


This Agreement is made as of July 24, 1995, between


                    CHRYSLER CREDIT CANADA LTD.,
                    a corporation amalgamated under
                    the laws of Canada,

                    as Seller and Collector


                                    and


                    THE ROYAL TRUST COMPANY,
                    as trustee of PURE TRUST
                    a trust established under
                    the laws of the Province of Ontario,

                    as Purchaser


                                    and


                    CHRYSLER FINANCIAL CORPORATION,
                    a corporation incorporated under
                    the laws of the State of Michigan,




RECITALS

A. The Seller is the creditor under certain Secured Loans and the Seller and the Purchaser anticipate entering into one or more transactions whereby the Seller will sell to the Purchaser the Seller's interest in certain of its Secured Loans.

B. The Collector is willing to carry out the duties and obligations to be performed by it pursuant to the provisions hereof.

C. Chrysler Financial has agreed to ensure the due performance of all of the obligations of the Seller (including those arising in its capacity as Collector, if the Seller is at such time the Collector) under this Agreement and any Related Document to which the Seller is a party.

     FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1 -- INTERPRETATION

1.1 Certain Defined Terms. In this Agreement, the following terms have the following meanings:

(a) APR of any Purchased Assets means the weighted average of the annual percentage rate of interest payable on the Purchased Assets, as such weighted average is determined in accordance with the Seller's Credit and Collection Policy.

(b) Administrative Charges means extension fees, insurance premiums, charges for returned cheques or dishonoured payments or dishonoured transfer instructions and other similar charges and, before the appointment of a Person other than the Seller as Collector, late payment charges and refinance charges.

(c) Adverse Claim means any lien, security interest, charge, encumbrance, ownership interest or other right or claim of any Person (other than the Purchaser) where such right or claim ranks ahead of or pari passu with the interests of the Purchaser created under this Agreement.

(d) Affiliate means, when used with respect to any Person, an affiliate of such Person as defined in the Canada Business Corporations Act from time to time in force.

(e) Aggregate Prepayment Amount means, in the case of a Transaction evidenced by a single Terms Schedule, the Prepayment Amount in respect thereof or, in the case of a Transaction evidenced by Related Terms Schedules, the sum of the Prepayment Amounts specified in each of the Related Terms Schedules.

(f) Agreement means this agreement and, in the context of a Transaction, the agreement constituted by the execution of the relevant Terms Schedule or Related Terms Schedules, as amended, modified, supplemented, restated or replaced from time to time, including the Exhibits thereto, and the expressions "herein", "hereof", "hereto", "hereunder", and similar expressions refer to this Agreement and not to any particular Section or other portion hereof; and "including" means "including without limitation".

(g) Applicable Deferred Purchase Price means, in respect of a Purchase made pursuant to a Transaction constituted by one or more Related Terms Schedules, that portion of the Deferred Purchase Price for such Transaction equal to the product of such Deferred Purchase Price and a fraction the numerator of which is the aggregate Net Book Value of the Purchased Assets subject to such Purchase and the denominator of which is the aggregate Net Book Value of all the Purchased Assets subject to such Transaction.

(h) Assignment means an assignment of Secured Loans and Related Secured Loan Rights to be entered into pursuant to Section 2.2 between the Purchaser, as purchaser, and the Seller, as seller, substantially in the form attached as
Exhibit 1.1(h).

(i) Billings means, for any Settlement Period, the total contractual amount payable by Obligors relating to the Purchased Assets on a date within a Settlement Period as shown on the applicable Portfolio Report for such Settlement Period (which amount shall not include Administrative Charges or any sales taxes or other taxes required to be collected and remitted by the Seller), other than Billings in respect of Defaulted Loans.

(j) Business Day means any day, other than a Saturday or Sunday, on which banks are open for business in Toronto, Ontario, Canada.

(k) Canadian Dollars or "$ " means the lawful currency of Canada.

(l) Cap Agreement means, in respect of any Purchase, an agreement dated the applicable Closing Date between the Purchaser and Chrysler Financial in the form of the 1992 International Swaps and Derivatives Association Master Agreement (Multicurrency -- Cross Border) together with the related Schedule and Confirmation providing an interest rate cap to the Purchaser for the purpose of hedging its interest rate exposure in respect of Purchaser's Indebtedness.

(m) Cap Fee has the meaning given to it in Section 2.3(c).

(n) Chrysler Financial means Chrysler Financial Corporation, its successors and permitted assigns.

(o) Closing Date means, in respect of each Purchase, the date specified as such in the relevant Terms Schedule.

(p) Collateral means a new or used automobile or light duty truck and other personal property, together with all equipment, attachments, additions, accessories and enhancements thereto, securing an Obligor's indebtedness and obligations under a Secured Loan.

(q) Collections means all cash collections, including, without limitation, Pay Aheads, and other cash proceeds of Related Secured Loan Rights other than Net Proceeds, but not including any sales taxes or other taxes which are required to be collected and remitted by the Collector or, before the appointment of a Person other than the Seller as Collector, Administrative Charges.

(r) Collector means, at any time, the Seller, its successor or any other Person or its successor who is then the Collector in respect of any particular Transaction in accordance with Section 3.1.

(s) Collector Fee has the meaning given to it in Section 3.5.

(t) Concentration Limit means the percentage of the Aggregate Prepayment Amount specified in the relevant Terms Schedule or Related Terms Schedules.

(u) Credit and Collection Policy means the customary policies and procedures of the Seller as represented to and approved by the Purchaser relating to certain aspects of the granting of credit, the making of collections and the enforcing of contracts relating to Secured Loans and their related servicing as such policies and procedures may be changed from time to time in accordance with Section 6.2(b).

(v) Credit Support Agreement means any loan or credit agreement entered into between the Purchaser as borrower and one or more lenders for the purpose of repaying Notes and repaying advances under Liquidity Agreements,

(w) Cut-Off Date means, in respect of each Purchase, the date specified as such in the relevant Terms Schedule.

(x) Dealer means a dealer that sold Collateral to an Obligor and originated the related Secured Loan.

(y) Defaulted Loan means a Secured Loan

    (1) under which an amount greater than or equal to the amount required to be paid under such Secured Loan for the calendar month ending on the last day of the most recently completed Settlement Period has been outstanding for a period greater than or equal to three calendar months, or

    (2) the Obligor (other than a guarantor) of which has taken any action, or suffered any event to occur which is continuing, of the type described in Section 7.1(d); provided, however, that if a Loan that is a Defaulted Loan is also at the time that such Loan became a Defaulted Loan an Ineligible Loan, it will be treated as an Ineligible Loan hereunder.

(z) Deferred Purchase Account means, in respect of each Transaction, the interest bearing account maintained by the Purchaser in trust for the Seller at the main Toronto branch of Royal Bank of Canada, with the account number specified as such in the relevant Terms Schedule or Related Terms Schedules or such other account which is designated by the Purchaser in writing by notice to the Seller as the Deferred Purchase Account for the purposes hereof.

(aa) Deferred Purchase Price means, in respect of each Transaction, an amount equal to in the aggregate for such Transaction, the sum of:

    (1)  the amount by which

         (A) the Net Book Value of the Purchased Assets as determined as of the relevant Closing Date exceeds

         (B)  the Aggregate Prepayment Amount,

    and

    (2) the amount, if any, by which the aggregate amount of interest receivable by the Purchaser accruing in each Settlement Period in respect of the Purchased Assets exceeds the Purchase Discount applicable to such Settlement Period, as increased, reduced, refunded or paid from time to time in accordance with Sections 2.4, 2.5(c), 2.5(f), 2.5(h), 2.5(j), 2.6(a)(1), 2.6(a)(2), 2.8, 2.9
and 2.11.

(ab) Discount Rate means, in respect of each Transaction, the rate for each Settlement Period as notified to the Seller by the Purchaser in accordance with Section 2.7(a).

(ac) Eligible Secured Loan means a Secured Loan which, together with the Collateral related thereto, meets all of the following criteria on the relevant Cut-Off Date:

    (1)  the Obligor thereunder is a Person resident in Canada;

    (2)  the Secured Loan is not a Defaulted Loan;

    (3) the Secured Loan is payable in Canada only and is denominated in Canadian Dollars;

    (4) the principal amount initially owing under the Secured Loan does not exceed $50,000;

    (5)  the Secured Loan:

         (A) has been duly authorized, executed and delivered by the parties thereto;

         (B) together with all Related Secured Loan Rights (including any guarantee, indemnity or agreement referred to in Section 1.1(ce)(5) of the definition of Secured Loan Rights), is and remains in full force and effect, unamended except as permitted under Section 1.1(ac)(8), and constitutes the legal, valid and binding obligation of the Obligor thereunder enforceable against such Obligor in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws (including personal property security laws of any applicable jurisdiction) affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application;

    (6) to the best of the Seller's knowledge, the Secured Loan is not subject to any set off, counterclaim or defence whatsoever by the Obligor;

    (7) the Secured Loan and the Related Collateral are free of any Adverse Claim of any Person (other than the Seller);

    (8) the Secured Loan has not been extended or otherwise modified except in the ordinary course of business and in accordance with the Credit and Collection Policy in effect at the time of such extension or modification;

    (9) the terms of the Secured Loan do not contravene any laws, rules or regulations applicable thereto, except where such contravention would not materially adversely affect the collectability or enforceability of the Related Secured Loan Rights and except to the extent that certain of such terms may be found to be of no force or effect by application of Section 65.1(5) of the Bankruptcy and Insolvency Act (Canada);

    (10) the Secured Loan arose in accordance with and otherwise satisfies the requirements of the Credit and Collection Policy in effect at the date of origination of the Secured Loan or the assignment of the Secured Loan to the Seller;

    (11) the Obligor thereunder is not the subject of any insolvency or bankruptcy proceedings and, to the best of the knowledge of the Seller, there are no such proceedings pending against such Obligor;

    (12) the Obligor thereunder is not an Affiliate of the Seller;

    (13) the payments under the Secured Loan of Principal and interest are required to be made monthly and are calculated on the basis of a fixed interest rate such that the initial Principal balance of the Secured Loan will be fully amortized over its contractual term;

    (14) the Seller is permitted to assign its rights under the Secured Loan
         (A) without notice to or the consent of the Obligor, except to the extent notice is required under the Conveyancing and Law of Property Act (Ontario) or the applicable legislation of other jurisdictions in order for the assignee to enforce the assignment against the Obligor without joining the assignor, or (B) with notice to or the consent of the Obligor, and such notice has been given or consent obtained with respect to the assignments contemplated herein;

    (15) the Secured Loan provides that the Obligor is required to keep the Collateral insured, such insurance to be in form and content satisfactory to the Seller, at the Obligor's expense, against risk of theft, collision, damage, destruction or loss for so long as any amount remains unpaid on the Secured Loan, with loss payable to the Seller; and the Obligor is required to deliver a copy of all such insurance policies to the Seller upon request;

    (16) all right, title and interest of the original obligee under the Secured Loan, together with the applicable Related Collateral, has been absolutely assigned by the original obligee to the Seller by an agreement in writing and is not subject to re assignment to the original obligee other than pursuant to the exercise of a right of recourse against the original obligee, and with respect to each such original obligee located in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, New Brunswick or Ontario, the Seller has made all required registrations and filings under the applicable Personal Property Security Act;

    (17) the Related Collateral shall have been delivered to and accepted by the Obligor in accordance with the terms of the Secured Loan applicable thereto;

    (18) the Related Collateral consists of either a passenger automobile or light duty truck;

    (19) the Secured Loan complies and the Seller has complied with all requirements of applicable laws and regulations which would affect the enforceability of such Secured Loan, including consumer protection legislation and interest rate disclosure legislation;

    (20) the applicable Obligor is not resident in either the Yukon Territory or the Northwest Territories;

    (21) the original obligee under such Secured Loan is a Chrysler Canada Ltd. franchised dealer or an Affiliate of such dealer or a franchised dealer of a manufacturer other than Chrysler Canada Ltd.;

    (22) all required registrations and filings have been made (A) under the Personal Property Security Acts of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario to perfect or preserve a purchase money Security Interest in the applicable Collateral that is located in those jurisdictions, (B) under the Personal Property Security Act of New Brunswick, to preserve or perfect in the applicable Collateral that is located in that jurisdiction (i) a purchase money Security Interest to the extent that such Security Interest attached on or after the date that such Personal Property Security Act came into force or (ii) a Security Interest to the extent that such Security Interest attached before such date, and (C) under applicable conditional sales legislation in the other provinces of Canada to perfect and preserve the Seller's interest in the Related Collateral that is located in those jurisdictions;

    (23) the Secured Loan has an original term not exceeding 72 months and a remaining term on the Cut-off Date not exceeding 60 months, including any applicable extension period; and

    (24) the Secured Loan has an outstanding gross balance of at least $300 at the Cut-off Date.

(ad) Excess Spread means, in respect of any Settlement Period, the amount, if any, by which Collections and Net Proceeds attributable to interest for that Settlement Period exceed the Purchase Discount for that Settlement Period.

(ae) Final Collection Date means, in respect of each Transaction, the date on which the Program Amount has been reduced to zero in accordance with the terms hereof and the Collector (if the Seller is not the Collector) has received the accrued Collector Fee.

(af) Financial Services Agent means Royal Bank of Canada in its capacity as financial services agent for Pure Trust or any successor of Royal Bank of Canada in such capacity.

(ag) General Account means, in respect of each Transaction, an interest bearing account established by the Purchaser or, at the direction of the Purchaser, the Collector in trust for the Purchaser, in each case, at the main Toronto branch of Royal Bank of Canada in accordance with Section 2.5(b) or such other account which is designated by the Purchaser in writing by notice to the Collector as the General Account for the purposes hereof.

(ah) Hedging Agreement means any interest rate exchange agreement, interest rate cap, collar or floor agreement, forward rate agreement or similar agreement entered into between the Purchaser and a counterparty, and includes one or more of such agreements, in connection with a Transaction, as identified in the relevant Terms Schedule or Related Terms Schedules, as the case may be, and includes the Cap Agreement.

(ai) Increased Cost means any increased cost to the Purchaser of borrowing under any Liquidity or Credit Support Agreement arising from any payment or compensation required to be made by the Purchaser to one or more lenders under a Liquidity Agreement or Credit Support Agreement (each, an "Affected Lender") if the result of any law, regulation, treaty or official directive or request (whether or not having the force of law) (including without limitation those relating to taxation, capital adequacy, reserve requirements, banking or monetary controls) or any change in or any introduction thereof or change in the interpretation or application thereof or compliance by such Affected Lender with the same is that (1) the cost to the Affected Lender of making or funding a loan to the Purchaser under a Liquidity Agreement or Credit Support Agreement, as the case may be, is increased, (2) any amount payable to the Affected Lender or the effective rate of return to the Affected Lender is reduced, or (3) the Affected Lender makes any payment or foregoes any interest or other return on or calculated by reference to any amount received or receivable by it from the Purchaser under the Liquidity Agreement or Credit Support Agreement, as the case may be.

(aj) Indenture Trustee means Montreal Trust Company of Canada solely in its capacity as trustee under the Trust Indenture and its successors and permitted assigns thereunder.

(ak) Ineligible Secured Loan has the meaning given to it in Section 2.13.

(al) Insolvency Event means any of the following events or circumstances:

    (1) either the Seller or Chrysler Financial shall generally not pay its debts as they become due;

    (2) either the Seller or Chrysler Financial shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors;

    (3) either the Seller or Chrysler Financial files a notice of intention, voluntary petition in bankruptcy or a petition seeking liquidation, reorganization or an arrangement with creditors to take advantage of any insolvency or other law;

    (4) a receiver shall be appointed for either the Seller or Chrysler Financial or any substantial part of its property under the terms of any agreement by which the Seller or Chrysler Financial, as applicable, is bound, unless such appointment is being actively and diligently contested by the Seller or Chrysler Financial in good faith;

    (5) any judicial or administrative proceedings shall be instituted by or against the Seller or Chrysler Financial or any notice of intention shall be given in respect thereof, seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief by the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property where any such proceeding has not been stayed or dismissed within 45 days of a receiver, custodian or other similar official being appointed for it or any substantial part of its property; or

    (6) either the Seller or Chrysler Financial takes any corporate action to authorize any of the actions described in this Section 1.1(al).

(am) Issuer Trustee means The Royal Trust Company solely in its capacity as trustee of Pure Trust, and its successors and permitted assigns solely in such capacity.

(an) Liquidations means, with respect to any Settlement Period, the sum of Collections and Net Proceeds received in such Settlement Period.

(ao) Liquidity Agreement means any loan or credit agreement entered into from time to time between the Purchaser as borrower and one or more lenders for the purpose of providing liquidity support for the Notes that have been issued to fund, in part, the purchase of Purchased Assets.

(ap) Loan Receivables means all amounts due and payable with respect to any Secured Loan (not including amounts which are due and payable to the Seller before the relevant Cut-Off Date) including vehicle damage charges and other moneys payable by an Obligor under a Secured Loan (exclusive of Administrative Charges, costs, expenses, amounts payable by way of indemnity or taxes required to be collected and remitted by the Seller).

(aq) Lock-Up Event means, in respect of each Transaction, any of the following events or circumstances:

    (1) the Portfolio Loss Ratio is at any time equal to or greater than 1.75%;

    (2) the Portfolio Delinquency Ratio is at any time equal to or greater than 1.875%;

    (3) the Collector fails to make any payment or deposit to be made by it hereunder when due and such failure remains unremedied for two Business Days after written notice thereof from the Purchaser;

    (4)  any Insolvency Event occurs;

    (5) a default by the Seller or Chrysler Financial under a Hedging Agreement entered into in respect of such Transaction; and

    (6) on any Settlement Date, after resort to the Deferred Purchase Account, in accordance with Sections 2.5(c), 2.5(f) and 2.6(a), the amounts transferred to any other account of the Purchaser pursuant to Sections 2.5(c), 2.5(d) and 2.5(f)(4) are less than the amounts required to be transferred in accordance with such Sections. For greater certainty, a Lock-Up Event will be deemed to occur if the transfer required by Section 2.5(f)(4)(A) is not made, notwithstanding that as a result of the Lock-Up Event the required transfer will be that specified in Section 2.5(f)(4)(B).

(ar) Losses means, for any Settlement Period,

    (1) an amount equal to the Net Book Value of such Purchased Assets which become Defaulted Loans in such Settlement Period, less

    (2)  the sum of

         (A) the portion of the Net Proceeds received by the Purchaser in such Settlement Period with respect to the disposition of the Related Collateral with respect to Purchased Assets which became Defaulted Loans in any prior Settlement Period, and

         (B) any other Collections received with respect to Purchased Assets which became Defaulted Loans in any prior Settlement Period.

(as) Moody's means Moody's Investors Service, Inc. or any successor thereof.

(at) Net Book Value means, at any particular time with respect to any Secured Loan purchased on a Closing Date, the original Principal amount owing under such Secured Loan less

    (1) all payments of Principal which have been received which were due and payable under the related Loan Receivables and form part of the Related Secured Loan Rights;

    (2)  any Net Proceeds allocable to Principal owing under such Secured
         Loan; and

    (3) the amount of the Principal portion of any Loan Receivable that was due and payable before the relevant Cut-Off Date to the extent not deducted under item (1) above.

(au) Net Proceeds means, with respect to any Purchased Asset, cash proceeds received by the Collector either from the disposition of Related Collateral (including dispositions following default by an Obligor and amounts received in connection with any early termination of Secured Loans negotiated between the Collector and the applicable Obligor in accordance with Section 3.4(h)) or from insurance payments in respect of Related Collateral that has been written off for insurance purposes, net of all reasonable disposition costs and expenses, any taxes required to be collected and remitted by the Seller and any amounts required by law to be remitted to the Obligor in respect of such Purchased Assets.

(av) Notes means the commercial paper promissory notes issued from time to time by the Purchaser under the Trust Indenture to fund the purchase of Receivables (as defined therein).

(aw) Obligor means a Person obligated to make payments pursuant to a Secured Loan, including where the context permits or requires, any person obligated to make such payments pursuant to any guarantee or indemnity constituting Related Security.

(ax) Officer's Certificate of any corporation means a certificate signed by a Responsible Officer of such corporation.

(ay) Pay Aheads means, collectively, all payments made in a Settlement Period by Obligors with respect to Loan Receivables forming part of the Related Secured Loan Rights which are not yet due and payable in such Settlement Period in accordance with the related Secured Loan.

(az) Permitted Investments means investments of a type described in Exhibit 1.1(az) and accrued interest thereon.

(ba) Person means an individual, partnership, corporation, trust, joint venture, unincorporated association, government (or any agency or political subdivision thereof) or other entity.

(bb) Portfolio Delinquency Ratio means, in respect of each Transaction, on each Settlement Date (but before the distributions contemplated by Sections 2.5(c) and 2.5(d)), the average (expressed as a percentage), determined with respect to each of the three most recently completed calendar months of:

    (1) the Net Book Value of Purchased Assets having Loan Receivables in excess of 10% of the amount of the Billings for a calendar month past due by more than 60 days from their contractual due date,

    divided by

    (2) the Net Book Value of the Purchased Assets on the last day of such calendar month;

except that, for the first and second Settlement Dates following the month in which the applicable Purchase occurs, the Portfolio Delinquency Ratio shall be determined by reference to only the most recently completed calendar month and the two most recently completed calendar months, respectively.

(bc) Portfolio Event means one of the Significant Events described in Section 7.1(f) and Section 7.1(g).

(bd) Portfolio Loss Ratio means, in respect of each Transaction, on each Settlement Date, (but before the distributions contemplated by Sections 2.5(c) and 2.5(d)), the average (expressed as a percentage), determined with respect to each of the four most recently completed calendar months, of

    (1)  the aggregate Losses incurred in a calendar month,

    divided by

    (2) the sum of the Liquidations with respect to the Purchased Assets for such calendar month except that, for the first, second and third Settlement Dates following the month in which the applicable Purchase occurs, the Portfolio Loss Ratio shall be determined by reference to only the most recently completed calendar month, the two most recently completed calendar months and the three most recently completed calendar months, respectively.

(be) Portfolio Report means a report substantially in the form of Exhibit
1.1(be).

(bf) Prepayment Amount means, in respect of each Purchase, the amount specified as such in a Terms Schedule.

(bg) Prime Rate means the annual rate of interest announced from time to time by Royal Bank of Canada as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made in Canada.

(bh) Principal means, with respect to any particular portion of, or payment on account of, a Loan Receivable included in the Related Secured Loan Rights, that portion thereof, if any, which represents or should be applied in reduction of the principal balance of the applicable Secured Loan.

(bi) Proceeds has the meaning given to it in the Personal Property Security Act (Ontario) and any Act that may be substituted therefor, as from time to time amended, and in addition, includes personal property in any form derived directly or indirectly from any dealings with the Related Collateral or that indemnifies or compensates for the Related Collateral if destroyed or damaged and proceeds whether or not of the type, class or kind as the original proceeds.

(bj) Program Amount means, in respect of each Transaction, an amount initially equal to the Aggregate Prepayment Amount, as such amount may be adjusted from time to time as a consequence of the payments and transfers contemplated by Sections 2.4, 2.5, 2.6, 2.8, 2.9 and 2.13.

(bk) Purchase means a purchase of Purchased Assets by the Purchaser on a Closing Date made pursuant to Section 2.1.

(bl) Purchase Discount means, in respect of each Transaction, in respect of any particular Settlement Period, the amount equal to

    (1) the product of the Discount Rate for the period from and including the last day of the previous Settlement Period (or, in respect of the initial Settlement Period, from and including the initial Closing
         Date) to but excluding the last day of such Settlement Period multiplied by the number of days in such period,

    (2)  divided by 365 or 366, as the case may be, and

    (3) multiplied by the daily weighted average of the Program Amount outstanding during such period.

(bm) Purchased Assets means, in respect of each Transaction, the Secured Loans listed or referred to in the microfiche attached as the Appendix to a Terms Schedule or Appendices to the Related Terms Schedules, as the case may be, and all Related Secured Loan Rights.

(bn) Purchase Price has the meaning given to it in Section 2.3(a).

(bo) Purchaser means The Royal Trust Company in its capacity as trustee of Pure Trust, and its successors and assigns in such capacity, including any successor trustee of Pure Trust.

(bp) Purchaser's Account means, in respect of each Transaction, the interest bearing account maintained by the Purchaser at Royal Bank of Canada, Main Branch, Toronto, Transit Number 00002 with the account number 102-853-9, or such other account which is designated by the Purchaser in writing by notice to the Collector as the Purchaser's Account for the purposes hereof.

(bq) Purchaser's Indebtedness means any obligation or liability incurred by the Purchaser in connection with the funding of its obligations herein.

(br) Pure Trust means the trust of that name established under the laws of the Province of Ontario by a Declaration of Trust dated as of December 20, 1994, as amended from time to time.

(bs) Records means all contracts, credit applications, credit analysis and reports and "quality indicator score" records, books, records, reports and other documents and information (including, to the extent obtainable by way of existing software controlled by the Collector, hard copies of all data maintained in databases of the Collector and on tapes, disks, punch cards and other media under its control) maintained by the Collector or held or created by the Collector with respect to the Secured Loans and the related Obligors, including any agreement pursuant to which the Seller acquired its right, title and interest in and to the Secured Loans under which it is not the original obligee.

(bt) Related Document means any agreement, document, exhibit, notice or other communication in favour of the Purchaser which has at any time been delivered by the Seller to the Purchaser pursuant hereto and all other agreements and documents required hereunder or thereunder.

(bu) Related Collateral means, with respect to any Purchased Asset, the Collateral relating thereto.

(bv) Related Secured Loan Rights means any Secured Loan Rights relating to the Purchased Assets.

(bw) Related Security in respect of a Secured Loan means any guarantee, indemnity or other agreement or arrangement of whatsoever character (including all Security Interests and all property subject thereto) from time to time supporting or securing or purporting to support or secure payment or performance of an Obligor's obligations in respect of such Secured Loan, whether pursuant to such Secured Loan or otherwise, including any recourse available to the Seller from the originating obligee pursuant to the applicable assignment agreement.

(bx) Related Terms Schedule means each of those Terms Schedules which, by the terms of the most recent thereof, are expressed to be related such that the Secured Loans and Secured Loan Rights which are the subject of the Purchases contemplated by such Terms Schedules are intended to form one pool of Purchased Assets for the purposes hereof.

(by) Required APR means for each Transaction the percentage specified as such in the Terms Schedule or the Related Terms Schedules, as the case may be.

(bz) Required Deferred Amount means, in respect of each Transaction, as determined for each Settlement Date, the greater of

    (1) the amount specified in the Terms Schedule or Related Terms Schedules, as the case may be, as the "Required Deferred Amount Floor", and

    (2)  the sum of

         (A)  the product of:

              (i)   the greater of

                    (I) 1% and

                    (II) 120% of the then current Portfolio Loss Ratio and

              (ii) the Program Amount at such time, as adjusted in accordance with Sections 2.5(f) and 2.6(a)(1) on such Settlement Date, and

         (B)  the product of

              (i)   the greater of

                    (I) zero and

                    (II) the amount by which

                         A.   the Required APR exceeds

                         B. the APR of the Purchased Assets as determined with respect to the current Settlement Period and

              (ii) the amount referred to in Exhibit 1.1(bz)(2)(A)(ii) above and

              (iii) the remaining dollar weighted average contractual life
                    (in years) of the Purchased Assets (as calculated in the manner set forth in Exhibit 1.1(bz)(2)(B)(iii)),

    provided that at any time following the occurrence of a Lock-Up Event, the Required Deferred Amount shall be equal to the Program Amount.

(ca) Required Reserve means, in respect of each Transaction, at any time, the greater of

    (1)  the Reserve Rate multiplied by the Program Amount, and

    (2) the amount specified in the Terms Schedule or the Related Terms Schedules, as the case may be, as the "Required Reserve Floor".

(cb) Reserve Rate means, in respect of each Transaction, the percentage specified as such in the Terms Schedule or Related Terms Schedules, as the case may be.

(cc) Responsible Officer means, with respect to any corporation, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any senior trust officer, trust officer or assistant trust officer, the controller and any assistant controller, or any other officer or employee customarily preforming functions similar to those performed by any of the above designated officers and also means, with respect to the Purchaser and the Issuer Trustee and a particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

(cd) Secured Loans means retail instalment sale contracts and any other agreements or combinations of agreements or portions thereof

    (1)  evidencing indebtedness of an Obligor, and

    (2) creating a Security Interest over Collateral as security for such indebtedness, other than agreements evidencing indebtedness of an Obligor as lessee, as any such agreements may be amended, modified, supplemented, restated or replaced from time to time.

(ce) Secured Loan Rights means, in respect of any Secured Loan, the following:

    (1) all rights and benefits accruing to the Seller under such Secured Loan, including all right, title and interest in and to the Loan Receivables payable in respect of such Secured Loan;

    (2) all right, title and interest of the Seller in and to the applicable Collateral;

    (3) all right, title and interest of the Seller in or to payments (including both proceeds and premium refunds) under any insurance policies maintained by the Obligor for the benefit of the Seller pursuant to the terms of such Secured Loan, to the extent the same indemnify for loss or damage to the applicable Collateral;

    (4) all right, title and interest of the Seller in and to payments made on account of any loss or damage to the applicable Collateral whether under such Secured Loan or otherwise;

    (5) all claims, demands, actions, damages and indemnities arising from the manufacturers' or sellers' warranties relating to the applicable Collateral;

    (6) the benefit of all covenants with respect to the applicable Collateral by the Obligor under such Secured Loan to the extent allocable to the outstanding Loan Receivables under the terms of such Secured Loan, use and insurance obligations;

    (7) the right of the Seller to ask, demand, sue for, collect, receive and enforce any and all amounts payable under such Secured Loan in respect of the Related Collateral and to enforce all other covenants, obligations, rights and remedies thereunder with respect thereto;

    (8) all of the Seller's right, title and interest in, to and under all Related Security;

    (9)  all Records pertaining to such Secured Loan; and

    (10) all Proceeds of or relating to the foregoing.

(cf) Security Interest has the meaning given to it in the Personal Property Security Act (Ontario).

(cg) Seller means Chrysler Credit Canada Ltd., its successors and permitted assigns.

(ch) Seller Receivable means any amount owing by the Seller and Chrysler Financial to the Purchaser by reason of a failure by the Seller and Chrysler Financial to meet any of their obligations to make a payment to the Purchaser hereunder, other than fees payable pursuant to Sections 4.1(a)(18) and 4.1(a)(19).

(ci) Seller Receivable Value means, with respect to each Seller Receivable, the outstanding amount of such Seller Receivable from time to time.

(cj) Seller Reimbursable Amount has the meaning given to it in Section
2.5(b)(2).

(ck) Settlement Date means, with respect to any Settlement Period, the last Business Day of the calendar month following such Settlement Period.

(cl) Settlement Period means, in respect of each Transaction,

    (1) initially, the period from the initial Cut-Off Date to and including the last day in the calendar month next following the calendar month in which such Cut-Off Date occurs, and

    (2) thereafter, each period from the day next following the last day of the immediately preceding Settlement Period to and including the last day in the calendar month next following the calendar month in which such previous Settlement Period ended, ending with the calendar month following that in which the Final Collection Date occurs.

(cm) Significant Event has the meaning given to it in Section 7.1.

(cn) Subsidiary means, with respect to any Person, a subsidiary of such Person for the purposes of the Canada Business Corporations Act as amended from time to time.

(co) Successor Collector has the meaning given to it in Section 3.2

(cp) Terms Schedule means the agreement evidencing a Purchase substantially in the form of Exhibit 1.1(cp).

(cq) Transaction means an agreement constituted by one or more executed Terms Schedules which is intended by reference to the Terms Schedule or the Related Terms Schedules, as the case may be, to be treated by the parties as a separate agreement with respect to the Purchased Assets which are subject thereto and which Purchased Assets are intended to form one pool.

(cr) Trust Indenture means the trust indenture made December 22, 1994 between the Purchaser and the Indenture Trustee, as the same may be amended, varied, supplemented, renewed or replaced at any time or from time to time..

1.2 Headings. The table of contents and section headings used herein have been inserted for convenience of reference only and in no way affect the interpretation hereof. The table of contents does not form part of this Agreement.

1.3 References to Sections and Exhibits. Unless otherwise provided, all references herein to Sections or Exhibits are references to Sections and Exhibits of or to this Agreement.

1.4 Number and Gender. Words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.5 References to Purchaser. For greater certainty, where any reference is made in this Agreement to an act to be performed by or for or on behalf of the Purchaser, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by the Issuer Trustee for and on behalf of and in its capacity as trustee of Pure Trust and, where any reference is made in this Agreement to an act to be performed by or for or on behalf of the Issuer Trustee, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by or for or on behalf of the Issuer Trustee in its capacity as trustee of the Purchaser.

1.6 Defined Terms Used in Trust Indenture, etc. For the purposes of the Trust Indenture, any Liquidity Agreement and any Credit Support Agreement, this Agreement and each Transaction is a "Purchase Agreement", and the following terms used in any of the Trust Indenture, or such Liquidity Agreements or Credit Support Agreements with reference to this Agreement and the Secured Loans shall for such purposes have the following meanings:

(a) Buyer Payment Amount means, with respect to any Transaction, the Aggregate Prepayment Amount for such Transaction.

(b) Buyer Proceeds for any Settlement Period means an amount equal to the aggregate of the amounts transferred or paid to the Purchaser for the Purchaser's account under Sections 2.4, 2.5(c), 2.5(d), 2.5(f), 2.5(g), 2.5(h), 2.5(i), 2.11(c), 2.13, 7.2, 9.1, 9.3, 10.10, 10.11 and 10.12.

(c) Collection or Collections with respect to any Transaction means "Collections" as defined in Section 1.1(q) hereof, Net Proceeds and any amounts payable to the Purchaser under Sections 2.9(a), 2.11(c), 9.1 and 10.11.

(d) Contract means Secured Loan.

(e) Distribution Date means Settlement Date.

(f) Distribution Statement means Portfolio Report.

(g) Hedge Agreement means Hedging Agreement.

(h) Holdback means Deferred Purchase Price.

(i) Loss Ratio means Portfolio Loss Ratio.

(j) Receivable means a Secured Loan together with the Related Secured Loan
Rights.

(k) Seller Distributable Amount for any Settlement Period means the aggregate of the amounts transferred or paid to the Seller under Sections 2.4, 2.5(j), 2.6(a)(5) and 2.6(b).

1.7 Accounting Principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, such determination or computation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles in Canada applied on a consistent basis. Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such determination or computation is made or required to be made in accordance with generally accepted accounting principles.

1.8 Currency. Unless otherwise indicated, all amounts stated herein are in Canadian Dollars.

1.9 Computation of Time Periods. Unless otherwise provided herein or in any Related Document, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to", "until" and "ending on" each mean "to but excluding". In addition, if a Lock-Up Event occurs on a Settlement Date, the phrase "second Settlement Date following the occurrence of a Lock-Up Event" in Sections 2.5(f)(4) and 2.6(a)(2) shall be interpreted to mean the first Settlement Date following the Settlement Date on which such Lock-Up Event occurs.

1.10 List of Exhibits. The following Exhibits are attached to and form part of this Agreement:

Exhibit 1.1(h)               Form of Assignment
Exhibit 1.1(cp)              Form of Terms Schedule
Exhibit 1.1(be)              Sample Portfolio Report
Exhibit 1.1(az)              Permitted Investments
Exhibit 1.1(bz)(2)(B)(iii)   Dollar Weighted Average Contractual Life
                              calculation
Exhibit 4.1(a)(15)-1         Form of Opinion of Seller's Counsel
Exhibit 4.1(a)(15)-2         Form of Opinion of Chrysler Financial's General
                              Counsel
Exhibit 4.2(a)(5)            Form of Opinion of Purchaser's Counsel
Exhibit 5.1(p)               Historical Collection Results

SECTION 2 -- PURCHASE OF SECURED LOANS

2.1 Purchase Procedures - Terms Schedules. The Seller may sell and the Purchaser may purchase Secured Loans and Related Secured Loan Rights from time to time in accordance with this Agreement and the procedures set out in this
Section 2.1 and in Sections 2.2 and 2.3.

(a) General. From time to time, the parties may execute and deliver a Terms Schedule which, upon such execution and delivery, shall evidence their binding agreement with respect to the purchase and sale of the Secured Loans and Related Secured Loan Rights described in such Terms Schedule and upon the terms and conditions set forth therein. Except to the extent modified, replaced, restated or supplemented in a Terms Schedule, the terms and conditions of this Agreement are incorporated by reference into each Terms Schedule mutatis mutandis and shall apply to the Purchase contemplated thereby.

(b) Related Terms Schedules. If a Terms Schedule (each, a "new Terms Schedule") is expressed to be a Related Terms Schedule related to one or more Terms Schedules designated in the new Terms Schedule (each, a "designated Related Terms Schedule"), the Secured Loans and Related Secured Loan Rights which are the subject of the new Terms Schedule, together with the Secured Loans and Related Secured Loan Rights which are the subject of each other designated Related Terms Schedule, shall form a single pool of Purchased Assets for all purposes hereof. Related Terms Schedules which are expressed to be related to each other shall be considered as one Transaction for the purposes hereof.

(c) Inconsistencies. In the event of any inconsistency between the provisions herein contained and a Terms Schedule, the Terms Schedule shall prevail. In the event of any inconsistency between one Related Terms Schedules and another, the most recently executed Related Terms Schedule shall prevail.

2.2 Evidence and Effect of Sales. To evidence and effect the sale of the Purchased Assets subject to a Purchase, the Seller shall deliver to the Purchaser on the applicable Closing Date an Assignment referring to such Purchased Assets. It is the intention of the parties that each such Assignment shall constitute and effect an absolute and unconditional sale, assignment and transfer of the Purchased Assets subject thereto and is not intended and shall not be construed as a loan, secured financing or assignment by way of security.

2.3  Purchase Price.

(a) Amount. The purchase price (the "Purchase Price") payable to the Seller by the Purchaser in consideration of the sale of the Purchased Assets subject to a Purchase shall be an amount equal to the sum of:

    (1)  the Prepayment Amount for such Purchase, plus

    (2) (A) in the case of a Purchase pursuant to a Transaction constituted by only one Terms Schedule, the Deferred Purchase Price relating to such Purchase, or, (B) in the case of a Purchase pursuant to a Transaction constituted by more than one Related Terms Schedules, the Applicable Deferred Purchase Price,

as such sum may be adjusted from time to time in accordance with Section 2.4. The purchase price in respect of each Transaction shall be an amount equal to the sum of the Purchase Prices for all Purchases made pursuant to such Transaction.

(b) Satisfaction of Purchase Price. The Purchaser shall satisfy the Purchase Price for each Purchase as follows:

    (1) subject to Section 2.3(c), as to an amount of the Purchase Price equal to the applicable Prepayment Amount, by payment of each such Prepayment Amount, less an amount equal to the applicable Cap Fee and, in the case of the initial Purchase hereunder, the financial advisory fee referred to in Section 4.1(a)(18) and the structuring fee referred to in Section 4.1(a)(19), to the Seller by certified cheque or wire transfer at each Time of Closing; and

    (2) as to an amount of the Purchase Price equal to the Applicable Deferred Purchase Price, by payment on each Settlement Date and on the Final Collection Date of the amounts required to be paid under Sections 2.6(a)(5) and 2.6(b).

(c) Cap Fee. The Seller agrees to pay the full amount of any fee or premium payable by the Purchaser in respect of any Cap Agreement (each, a "Cap Fee"), and for such purpose the Seller shall authorize and direct the Purchaser to pay to Chrysler Financial on the relevant Closing Date an amount of the Prepayment Amount otherwise payable to the Seller equal to the applicable Cap Fee in respect of the applicable Purchase.

(d) Effect of Payment. Upon receipt of the applicable Prepayment Amount by the Seller and the execution and delivery to the Purchaser by the Seller of the related Assignment, all of the Seller's right, title and interest in and to the Purchased Assets subject to the Purchase shall pass to the Purchaser. All Collections and Net Proceeds in respect of such Purchased Assets received by the Seller on or after the relevant Cut-Off Date shall be for the account of the Purchaser and shall be held in trust by the Seller and remitted to the Collector for distribution in accordance with Section 2.5.

(e) Taxes. Each Purchase Price shall be inclusive of all taxes (including, without limitation, sales, use, goods and services, excise and personal property taxes, but not including capital tax or taxes on the net income of the Purchaser) payable or asserted in any jurisdiction in connection with the transfer of the related Purchased Assets.

(f) Limitations on Recourse to Purchaser. The obligation of the Purchaser to the Seller to pay the Deferred Purchase Price in respect of any Transaction shall be limited to, performed, satisfied and paid only from Collections and Net Proceeds relating to such Transaction which have been received by the Purchaser or by its duly authorized agent (other than the Seller or a Person appointed by the Seller) on its behalf (whether or not remitted to the Purchaser by such agent), and no other resort or recourse shall be had, no judgment issued and no execution or other process shall be levied against the Purchaser or the Indenture Trustee or their respective assets with respect to such obligation.

2.4 Rectifying Adjustments to Purchase Price. If at any time, the Purchaser, the Financial Services Agent or the Seller determines in good faith that in respect of any Purchase the actual aggregate Net Book Value on the Closing Date of the Purchased Assets subject to such Purchase (the "actual Net Book Value") was less or greater than the amount of the aggregate Net Book Value used to calculate the portion of the Applicable Deferred Purchase Price described in Section 1.1(aa)(1)(A) allocable to such Purchase (the "estimated Net Book Value"), the following adjustments shall be made:

    (a) If the actual Net Book Value is determined to be less than the estimated Net Book Value, the Prepayment Amount shall be decreased by the amount of such deficiency, and the Seller shall on the second Business Day following the date of such determination pay such amount to the Collector for the account of the Purchaser for deposit to any account designated by the Purchaser (other than the Purchaser's Account); and the Program Amount shall be reduced by such amount.

    (b) If the actual Net Book Value is determined to be greater than the estimated Net Book Value, the Deferred Purchase Price shall be increased by the amount of such excess.

2.5 Liquidation Procedures. Except as otherwise provided in this Section 2.5, from the initial Cut-Off Date in respect of each Transaction, and on each day thereafter, the Collector shall hold, for the account of the Purchaser in trust, the Collections and Net Proceeds received on each day.

(a) Monthly Remittances.  So long as:

    (1)  the Seller is the Collector, and

    (2) the rating assigned to the long term debt of Chrysler Financial by Moody's is at least Baa3 (or its then equivalent),

(each of the foregoing, a "Monthly Remittance Condition"), then the Collector may remit all Collections and Net Proceeds received by the Collector during a Settlement Period (collectively, the "Monthly Receipts") to the accounts to which such Monthly Receipts are required to be deposited hereunder on the related Settlement Date. Pending such deposit, the Collector shall continue to hold all Monthly Receipts in trust for the Purchaser, but so long as each Monthly Remittance Condition continues to be satisfied, the Collector shall be authorized to commingle such Monthly Receipts with its own funds and make use of such Monthly Receipts at its own risk and for its own benefit as it sees fit.

(b) Daily Remittances. If on any date a Monthly Remittance Condition ceases to be satisfied, the following provisions shall apply.

    (1) The Purchaser may, or, at the direction of the Purchaser, the Collector shall establish a General Account in the name of and for the benefit of the Purchaser in respect of each Transaction in sufficient time to enable the Collector to comply with Section 2.5(b)(2).

    (2) So long as any Monthly Remittance Condition continues not to be satisfied, the Collector shall deposit to the General Account within two Business Days of receipt (or such other period as may be agreed upon by the Purchaser) an amount equal to the greater of (A) all Collections and Net Proceeds received by the Collector ("Daily Receipts") and (B) the amount by which such Daily Receipts exceed the sum of the amounts described in Sections 2.5(d)(6), 2.5(d)(7) and 2.5(d)(8) (such sum, the "Seller Reimbursable Amount").

    (3) The Collector is hereby authorized and directed to pay the Seller Reimbursable Amount to the Seller to the extent available out of Daily Receipts. If the amount otherwise required to be transferred to the Purchaser's Account in any Settlement Period in accordance with
         Section 2.5(d) is less than the Seller Reimbursable Amount for such Settlement Period, then on the Settlement Date following such Settlement Period the Collector may withdraw the amount of such deficiency from the available balance in the General Account which is not allocable to Pay Aheads and pay such amount to any account designated by the Seller on account of the Seller Reimbursable Amount.

    (4) On the Final Collection Date, in addition to the releases contemplated by Section 2.6(b), the Collector (if the Seller is the Collector) shall transfer any remaining balance in the General Account to the Purchaser's Account to be distributed in accordance with Sections 2.5(f) and 2.5(h).

(c) Transfers of Purchase Discount to Purchaser.

    (1) On the last day of each Settlement Period, the Collector is hereby authorized and directed to transfer from the Collections and Net Proceeds received in the Settlement Period then just completed (whether from the General Account or otherwise) to any account designated by the Purchaser (other than the Purchaser's Account) an amount equal to the Purchase Discount for the Settlement Period ending on such date and any portion of the Purchase Discount calculated with respect to any prior Settlement Period not so transferred on the last day of any prior Settlement Period in accordance with the terms hereof.

    (2) If the sum of the Collections and Net Proceeds received in the Settlement Period then just completed is less than the Purchase Discount calculated with respect to such Settlement Period, then an amount equal to the lesser of:

         (A)   the amount of such shortfall; and

         (B)   the available balance in the Deferred Purchase Account,

         shall be deducted from the Deferred Purchase Price as a refund to the Purchaser, and for such purpose the Collector is authorized and directed by the Seller to transfer such amount from the Deferred Purchase Account to any account of the Purchaser designated by the Purchaser other than the Purchaser's Account.

(d) Transfers of Other Amounts to Purchaser's Account. On each Settlement Date, the Collector is hereby authorized and directed by the Purchaser to cause to be transferred (whether from the General account or otherwise) to the Purchaser's Account the amount, if any, by which the sum of:

    (1) the amount of the Collections received with respect to the Loan Receivables due and payable in connection with the Related Secured Loan Rights in the immediately preceding Settlement Period (including, without limitation, any deemed receipt of Collections pursuant to Section 2.9) and any other Collections received with respect to the immediately preceding Settlement Period or any prior Settlement Period;

    (2) any Net Proceeds received by the Collector relating to dispositions of Related Collateral in the immediately preceding Settlement Period;

    (3) any amounts payable to the Purchaser pursuant to Sections 2.4, 2.11, 2.13, 7.2, 9.1, 10.10, 10.11 and 10.12 since the last Settlement Date or, with respect to the first Settlement Date, since the first Closing Date; and

    (4) any amount received by the Collector since the last Settlement Date or, with respect to the first Settlement Date, since the first Closing Date in payment of any other amount payable hereunder,

exceeds the sum of:

    (5) the amount of the Purchase Discount transferred to any other account of the Purchaser on the last day of the immediately preceding Settlement Period pursuant to Section 2.5(c);

    (6) any Billings which relate to any Defaulted Loan which were previously deposited by the Collector to the Purchaser's Account and remain unpaid by the applicable Obligor (to the extent such unpaid amounts did not arise in connection with a deemed Collection pursuant to
         Section 2.9);

    (7) any amount collected by the Collector with respect to a previously unpaid amount billed to the applicable Obligor as part of any Billings which the Seller has already remitted to the Purchaser's Account in respect of a previous Settlement Period as permitted under
         Section 2.5(e); and

    (8) any amount in respect of any asserted set-off, reduction or cancellation by the Obligor received by the Collector from the Seller or deposited by the Seller to the Purchaser's Account in accordance with Section 2.9 for which the Obligor has been found, during the immediately preceding Settlement Period, to be liable.

For greater certainty, in no event shall the Collector transfer amounts into the Purchaser's Account more than once in respect of the same item of Collections or be permitted to deduct more than once amounts in respect of any items of set-off referred to above.

(e) Advances by Seller. The Seller shall have the right (but not the obligation) to deposit to the Purchaser's Account, on any Settlement Date, by way of a loan to the Purchaser, the amount, if any by which:

    (1) the aggregate of all Billings for the immediately preceding Settlement Period,

exceeds

    (2)  the sum of

         (A) Collections received with respect to Loan Receivables owing in connection with the Related Secured Loan Rights for the immediately preceding Settlement Period, and

         (B) Net Proceeds received in such immediately preceding Settlement Period.
(f) Payments from Purchaser's Account. From the amounts available in the Purchaser's Account (including any interest received on amounts held therein) on each Settlement Date following the deposits thereto contemplated in Section 2.5(d), the Purchaser shall, in the following order of priority:

    (1) to the extent that the Seller has deposited any applicable amount to the Purchaser's Account by way of indemnification in accordance with Sections 9.1, 9.3 and 10.10 ("Indemnity Payments"), pay the appropriate amount of the Indemnity Payments to each third party entitled to be compensated by the Purchaser in respect of any matter in respect of which the Purchaser is entitled to be indemnified by an Indemnity Payment, and transfer to any other account designated by the Purchaser the amount of the Indemnity Payments not payable to such third parties;

    (2) transfer to any other account designated by the Purchaser the amount of any costs, fees, expenses or damages or other amounts incurred or required to be paid by the Purchaser as a result of any default by the Seller or Chrysler Financial under any Hedging Agreement entered into in respect of the Transaction;

    (3)  pay to the Collector the amount of any Collector Fee then payable;

    (4)  transfer to any other account designated by the Purchaser:

         (A) on each Settlement Date before the second Settlement Date following the occurrence of a Lock-Up Event (such second Settlement Date to be determined in accordance with Section 1.9) (or on the Settlement Date on which the Lock-Up Event occurred if the Lock-Up Event occurred as a result of the inability of the Purchaser to make the transfers required by Sections 2.5(c) or 2.5(f)(4)(A)) an amount equal to the quotient obtained by dividing

               (i)    the amount by which

                      (I) the Net Book Value of the Purchased Assets (other than Purchased Assets that are Defaulted Loans) on the first day of the immediately preceding Settlement Period exceeds

                      (II) the Net Book Value of the Purchased Assets (other than Purchased Assets that are Defaulted Loans) on the last day of the immediately preceding Settlement Period, by

               (ii) 1 plus the Reserve Rate, and

         (B) on the second Settlement Date following the occurrence of a Lock-Up Event (or on the Settlement Date on which the Lock-Up Event occurred if the Lock-Up Event occurred as a result of the inability of the Purchaser to make the transfers required by Sections 2.5(c) or 2.5(f)(4)(A)) and on each Settlement Date thereafter, an amount equal to the lesser of the Program Amount and the remaining balance in the Purchaser's Account;

    and, in each case, the Program Amount shall be reduced by the amount so transferred.

(g) Shortfalls: Purchaser's Account. If the available balance in the Purchaser's Account on any Settlement Date is less than the sum of the amounts referred to in 2.5(f)(1) through 2.5(f)(4) above, the Seller hereby irrevocably directs that, as a refund of a portion of the Deferred Purchase Price, an amount equal to the least of:

    (1)  the amount of such shortfall;

    (2)  the available balance in the Deferred Purchase Account; and

    (3) an amount equal to the sum of the amounts set forth in Sections 2.5(f)(1), 2.5(f)(2) and 2.5(f)(3) and the amount by which Losses exceed Excess Spread in respect of such Settlement Period,

shall be transferred by the Purchaser from the Deferred Purchase Account to the Purchaser's Account and shall be distributed in accordance with Section 2.5(f).

(h) Other Distributions from Purchaser's Account. Any amount remaining in the Purchaser's Account after giving effect to Section 2.5(f) shall be applied by the Purchaser on the applicable Settlement Date in the following priority:

    (1) to pay all expenses incurred by the Collector on behalf of the Purchaser related to the enforcement of the Purchaser's rights in respect of the Purchased Assets and the Related Collateral or advice with respect thereto;

    (2) to pay the amount of any Adverse Claim upon the Related Collateral or the interest of the Purchaser in the Related Secured Loan Rights except where such Adverse Claim has been granted by the Purchaser; and

    (3) to transfer to any other account of the Purchaser an amount equal to the expenses incurred by the Purchaser or by the Financial Services Agent on behalf of the Purchaser.

(i) Shortfalls: Other Distributions. If the amount available in the Purchaser's Account after giving effect to Section 2.5(g) is less than the sum of the amounts referred to in Sections 2.5(h)(1)through 2.5(h)(3) above, the Seller hereby irrevocably directs that, as a refund of a portion of the Deferred Purchase Price, an amount equal to the lesser of:

    (1)  the amount of such shortfall; and

    (2)  the then available balance in the Deferred Purchase Account,

shall be transferred by the Purchaser from the Deferred Purchase Account to the Purchaser's Account and shall be distributed in accordance with Section 2.5(h).

(j) Remaining Amounts. Any amounts remaining in the Purchaser's Account after giving effect to Section 2.5(g) on each Settlement Date shall be paid to the Seller by transfer to the Deferred Purchase Account and allocated in accordance with Section 2.6.

(k) Separate Transactions. For greater certainty, the liquidation procedures set forth in this Section 2.5 shall be complied with separately in respect of each Transaction.

2.6  Deferred Purchase Account.

(a) Distributions. The Seller hereby irrevocably directs that on each Settlement Date, the then available balance in the Deferred Purchase Account (including interest received on amounts held therein), after making the transfers and adjustments required by Sections 2.5(c), 2.5(g), 2.5(h), 2.5(i) and 2.5(j), shall be held in trust by the Purchaser for the benefit of the Seller, and shall be applied by the Purchaser in the following priority:

    (1) at the Purchaser's option, either deposit to any account of the Purchaser (which deposit shall be applied as a permanent reduction of the Program Amount and as a refund of a portion of the Deferred Purchase Price equal to the amount of such deposit) or invest in Permitted Investments, in either case in an amount sufficient to make the sum of the Net Book Value of the Purchased Assets (other than Purchased Assets that are Defaulted Loans) and the principal amount of, and accrued interest on, Permitted Investments, if any, as at such date equal to the sum of the Program Amount and the Required Reserve as at such date, provided that such Permitted Investments, if any, shall be liquidated where not required with respect to any subsequent Settlement Period and applied in the manner contemplated by this Section 2.6;

    (2) to ensure that there is held in the Deferred Purchase Account an aggregate amount equal to the Required Deferred Amount, except that on the second Settlement Date following the occurrence of a Lock-Up Event as determined in accordance with Section 1.9 (or on the Settlement Date on which the Lock-Up Event occurred, if the Lock-Up Event resulted from the inability of the Purchaser to make the transfers required by Section 2.5(c) and 2.5(f)(4)(A)), an amount equal to the lesser of

         (A) the amount set forth in Section 2.5(g)(3), less any amount paid pursuant to Section 2.6(a)(1) on such Settlement Date, and

         (B) the then available balance in the Deferred Purchase Account, if any, and amounts otherwise transferable to the Deferred Purchase Account in accordance with the terms hereof shall be paid to the Purchaser by transfer to any other account of the Purchaser as a refund of a portion of the Deferred Purchase Price and in reduction of the Program Amount;

    (3) to make any payment due from the Seller to the Purchaser pursuant to Section 10.11 hereof;

    (4) to make any payment otherwise due and unpaid from the Seller hereunder; and

    (5) to release to the Seller any amount then remaining in the Deferred Purchase Account in satisfaction of a like amount of the Deferred Purchase Price, after giving effect to the applications described in 2.6(a)(1) through 2.6(a)(4) above.

(b) Final Distributions. On the Final Collection Date, any balance remaining in the Deferred Purchase Account shall be released by the Purchaser to the Seller in satisfaction of a like amount of the Deferred Purchase Price.

(c) Transactions. For greater certainty, the foregoing provisions in this
Section 2.6 shall apply separately in respect of each Transaction.

2.7  Discount Rate and Program Fee.

(a) Discount Rate. Before 12:00 noon on the last day of each Settlement Period, the Purchaser shall notify the Seller in writing of the Discount Rate for each Transaction for the Settlement Period just ended. Such notified Discount Rate shall be equal to the sum of:

    (1) the weighted average cost of funds to the Purchaser (expressed as a percentage) for Purchaser's Indebtedness then outstanding in respect of the Transaction for such Settlement Period (which cost of funds, for greater certainty, shall be determined in accordance with the relevant Terms Schedule or the Related Terms Schedules, as the case may be, shall take into account payments or receipts from Hedging Agreements entered into in respect of the Transaction and may take into account any Increased Costs incurred by the Purchaser in respect of the current Settlement Period or any previous Settlement Period to the extent not already reflected in the Discount Rate for such previous Settlement Period); and

    (2) the percentage specified in the relevant Terms Schedule or the Related Terms Schedules, as the case may be, as the "Program Fee".

(b) Purchaser's Indebtedness. The Purchaser shall provide the Seller with such information regarding the Purchaser's Indebtedness as the Seller may reasonably request to the extent that such information is available, in the form of hard copy or in a form that may be produced from available databases with existing software of the Purchaser.

2.8 Clean Up Repurchase. If on any Settlement Date, after giving effect to the liquidation procedures in respect of any Transaction described in Sections 2.5 and on such date, the Program Amount is less than or equal to 10% of the Aggregate Prepayment Amount, the Seller shall have the right, at its option exercisable upon five Business Days' prior notice to the Purchaser through the Financial Services Agent, to repurchase the remaining Purchased Assets which are the subject of such Transaction from the Purchaser for a price equal to the Program Amount on such Settlement Date, payable to the Financial Services Agent on such Settlement Date for the account of the Purchaser. Upon any such repurchase, the Purchaser shall reassign to the Seller without recourse, representation or warranty all of such remaining Purchased Assets, and the Program Amount shall thereupon be reduced to zero. The Seller hereby agrees to pay, and to indemnify and hold harmless the Financial Services Agent and the Purchaser from all losses, costs and expenses incurred in connection with or arising from such clean up repurchase. The Purchaser shall pay to the Seller any income received by it in connection with or arising from such clean up repurchase in excess of the costs and expenses described in the preceding sentence.

2.9  Deemed Collections.

(a) Reductions, Cancellations and Extensions. If on any day from a Closing Date to the relevant Final Collection Date, any Loan Receivable forming part of any Related Secured Loan Right is either:

    (1) reduced or cancelled as a result of any breach or amendment by the Seller of the terms of the applicable Secured Loan;

    (2) reduced or cancelled as a result of a set-off in respect of any claim by the applicable Obligor against the Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction); or

    (3) extended beyond the original contractual maturity date of the applicable Secured Loan contrary to either Section 6.2(b) and 6.2(c);

the Seller shall, for all purposes hereof, be conclusively deemed to have received for the Purchaser's account on such day a Collection of such Loan Receivable in the amount of such reduction or extension or the Principal balance of the Loan Receivable in the case of a cancellation and shall, on or before the second Settlement Date following the Settlement Period in which such reduction, cancellation or extension occurred, remit such amount to the Collector for deposit to the relevant Purchaser's Account.

(b) Repurchase on Breach of Warranty. If on any day before the Final Collection Date, the representation and warranty with respect to any Purchased Asset in Section 5.1(h)(1) as at the relevant Closing Date was not true, the Seller shall pay to the Purchaser by deposit to the relevant Purchaser's Account as a refund of a portion of the Deferred Purchase Price (or the relevant Prepayment Amount to the extent that such deposit exceeds the aggregate Deferred Purchase Price paid by the Purchaser as of such date) an amount equal to the Net Book Value of the Purchased Asset on such day, and the Purchaser shall assign and transfer to the Seller and the Seller shall accept the assignment and transfer of such Purchased Asset. In consideration of such assignment and transfer, the Purchaser shall waive any rights it may have against the Seller or Chrysler Financial as a consequence of such representation and warranty not being true.

(c) Effect of Deemed Collections. The parties acknowledge that the deemed receipt of a Collection of all or part of a Loan Receivable relating to a Related Secured Loan Right pursuant to this Section 2.9 shall not in any way impair or otherwise affect any contractual or other right of the Seller or the Purchaser as against the Obligor under the related Secured Loan or any other Person (other than the Seller or the Purchaser), and no such Obligor or other Person shall derive any benefit by virtue of such deemed receipt.

2.10  Reporting.

(a) Reports. On or before the tenth Business Day of each month, the Collector shall, with the reasonable cooperation of the Seller if the Seller is not the Collector, prepare and deliver to the Purchaser, separately in respect of each
Transaction:

    (1) a Portfolio Report relating to the Loan Receivables in respect of the Related Secured Loan Rights for the most recently completed Settlement Period as of the close of business of the Collector on the last Business Day of such Settlement Period; and

    (2) if requested by the Financial Services Agent, a listing by Obligor of the Net Book Value of the Purchased Assets as of the last Business Day of such Settlement Period.

(b) Records. The Seller shall provide the Purchaser with such other Records that are available in hard copy or that may be produced from available databases with existing software of the Seller as the Purchaser may reasonably request.

2.11  Payments and Computations.

(a) Remittances where Seller Not Collector. If Collections or Net Proceeds are received by the Seller and the Seller is not the Collector, the Seller shall remit them to the Collector on the second Business Day following the date on which such Collections or Net Proceeds are received. Where such amounts are received in the form of a cheque, the cheque shall be endorsed in favour of the Collector and remitted to the Collector directly without prior deposit to any account of the Seller. If any amounts which are not Collections or Net Proceeds are received by the Collector and the Collector is not the Seller, the Collector shall remit such amounts to the Seller on the second Business Day following the date on which such amounts are received.

(b) Payments. All amounts to be paid or deposited by the Seller or the Collector to the Purchaser will be paid or deposited no later than 11:00 a.m. (Toronto time) on the day when due in accordance with the terms hereof in same day funds to the applicable account as required hereunder.

(c) Interest on Overdue Amounts. The Seller shall pay to the Purchaser interest (both before and after default and judgment, with interest on overdue interest at the same rate) on all amounts not paid or deposited when due hereunder (whether owing by the Seller on its own behalf or in its capacity as Collector) at a rate equal to the Prime Rate plus 1% per annum, payable on demand. Such interest shall be paid by the Seller to the Collector for deposit to the relevant Purchaser's Account on the next Settlement Date. The yearly rate of interest for any day to which the Prime Rate is applicable is the rate so determined multiplied by the actual number of days in that year and divided by 365 or 366, as the case may be. Interest rate charges will be effective for interest computation periods from the date on which the Prime Rate changes and the Seller and the Purchaser will be bound by any and all changes of the Prime Rate with or without notice thereof.

(d) No Deduction. The Seller shall, on its own behalf or in its capacity as Collector, make all payments required to be made by it hereunder without deduction (other than for applicable taxes or as otherwise authorized hereunder), regardless of any defence or counterclaim (whether based on any law, rule or policy now or hereafter issued or enacted by an government authority or regulatory body), except as contemplated hereunder.

2.12 Further Action to Protect Purchased Assets. The Seller shall, from time to time at its expense, promptly execute and deliver all instruments and documents and take all action that the Purchaser may reasonably request in order to perfect, protect or more fully evidence the Purchaser's ownership of the Purchased Assets or to enable the Purchaser to exercise or enforce any of its rights hereunder or thereunder.

2.13 Ineligible Secured Loans. If, on any day after a Closing Date, the Purchaser, the Financial Services Agent or the Seller determines that, on the relevant Cut-Off Date, any Secured Loan forming part of the Purchased Assets was not an Eligible Secured Loan (an "Ineligible Secured Loan"), the Purchaser, the Financial Services Agent or the Seller, as the case may be, shall forthwith notify the other parties of such ineligibility and on the last day of the Settlement Period following the Settlement Period in which such notice is received or, where such determination is made following the occurrence of a Significant Event or Lock-Up Event, on the second Business Day following the date of receipt of such notice, the Seller shall pay to the Collector for deposit to the relevant Purchaser's Account as a refund of a portion of the Deferred Purchase Price an amount equal to the then Net Book Value of such Ineligible Secured Loan such that the Purchaser shall be kept whole and not incur any expense or loss as a result of the purchase of such Ineligible Secured Loan. The Purchaser shall accept such payment as a refund of a portion of the Deferred Purchase Price applicable to such Ineligible Secured Loan. Upon such payment being made, the Purchaser shall assign and transfer to the Seller and the Seller shall accept the assignment and transfer of such Purchased Asset. In consideration of such payment, the Purchaser shall waive any rights it may have against the Seller or Chrysler Financial as a consequence of such Secured Loan being an Ineligible Secured Loan.

2.14 Retransfer of Purchased Assets. Upon any retransfer by the Purchaser to the Seller of any Purchased Asset in accordance with Sections 2.8, 2.9(b) or 2.13, the Seller and the Purchaser shall execute and deliver such further agreements, instruments or other assurances as may be reasonably necessary or desirable to evidence and give full effect to such retransfers.

2.15 Permitted Investments. Subject to Section 2.6(a)(1), the balance available in each Deferred Purchase Account shall be invested in Permitted Investments by the Purchaser. If any General Account shall be established, the balance available in such General Account shall be invested in such Permitted Investments by the Collector as may be directed by the Purchaser. The Purchaser shall maintain and direct the Collector to maintain a portion of the aggregate balances in such accounts equal to the portion of the Purchaser's Indebtedness due and payable on the next following Settlement Date in Permitted Investments which mature no later than such Settlement Date. The Purchaser shall, upon the request of the Seller, advise the Seller of the Permitted Investments in which such balances are invested.

2.16 Allocation of Collections. Any amounts received by the Collector from an Obligor not specifically allocated by the Obligor to any particular amount owing by the Obligor shall be applied pro rata to Loan Receivables and other amounts owing by the Obligor whether or not such Loan Receivables and other amounts are included in the Related Secured Loan Rights applicable to the Purchased Assets, provided that, if the Obligor shall specifically allocate any subsequent amounts to Loan Receivables or other amounts already paid pursuant to this Section 2.16 or if for any other reason the Collector determines that amounts received should have been allocated otherwise than in accordance with the foregoing, the Collector shall make such adjustments as may be necessary or desirable to ensure that payments are not made more than once for the same Loan Receivable.


SECTION 3 -- COLLECTION AND SERVICING OF SECURED LOANS

3.1 Designation of the Collector. The Related Secured Loan Rights shall be administered, and the related Loan Receivables collected, by the Collector in trust for the Purchaser in accordance with this Section 3. In respect of each Transaction, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collector pursuant to the terms hereof and the Seller shall continue to perform the duties and obligations of the Collector, and may not resign from such position, unless and until the Purchaser designates a new Collector in accordance with Section 3.2.

3.2 Replacement of Seller as Collector. The Purchaser may, upon notice to the Seller at any time after the occurrence of a Significant Event in respect of one or more Transactions which Significant Event is continuing, terminate immediately the role of the Seller with respect to the administration, servicing and collection of the Purchased Assets, and thereupon the Purchaser may appoint as the Collector in respect of such Transactions any Person with a permanent establishment in Canada to succeed the Seller or any successor Collector (each such Person, a "Successor Collector"), on the condition in each case that any such Successor Collector shall agree to perform the duties and obligations of the Collector pursuant to the terms hereof and agree to be bound by the terms of this Agreement. Upon such termination and appointment, the Seller shall comply with and the Purchaser shall have the benefit of
Section 7.2.

3.3 Appointment of Subcollector. The Collector, with the Purchaser's prior written consent, may subcontract with any other Person for the administration of the Related Secured Loan Rights and the collecting of the related Loan Receivables; provided, however, that the Collector will remain liable for the performance of the duties and obligations so subcontracted and all other duties and obligations of the Collector pursuant to the terms hereof. The fees and expenses of the subcollector shall be as agreed between the Collector and its subcollector from time to time and the Purchaser shall not have any responsibility therefor.

3.4  Duties of the Collector, etc.

(a) Duties and Powers. The Collector shall, unless the Purchaser directs otherwise at any time when the Collector is not the Seller, take or cause to be taken all such actions as may be reasonably necessary or advisable from time to time to administer, service and collect the Loan Receivables forming part of the Related Secured Loan Rights and dispose of the Related Collateral upon termination of or default under the applicable Secured Loans, including the repossession and sale of the Related Collateral in accordance with the terms of the relevant Secured Loans, the Credit and Collection Policy and applicable law. For such purpose, the Collector is authorized on behalf of the Purchaser in respect of each Transaction to enforce the Purchaser's rights and interests in and under the Related Secured Loan Rights, and the Purchaser hereby grants to the Collector a power of attorney to commence and prosecute legal action and other available remedies against the relevant Obligor to enforce the Related Secured Loan Rights, such power to be revoked in respect of any Transaction only upon replacement of the Collector in accordance with the terms hereof. Notwithstanding the foregoing, the Collector (if the Collector is not the Seller) shall obtain the prior written consent of the Purchaser before commencing any legal action to enforce any Related Secured Loan Rights and, where the Seller is not the Collector, such legal action shall be commenced and maintained in the name of the Purchaser.

(b) Copies of Documents. Forthwith upon the Purchaser's request, the Seller, if not the Collector in respect of any Transaction, shall deliver complete copies of all documents evidencing and Records listing Purchased Assets which are the subject of each Transaction (including any amendments thereto) to the Purchaser, or as the Purchaser shall direct, for the Purchaser's sole use in facilitating the collection of the applicable Loan Receivables.

(c) Operating Procedures. The Collector shall maintain and implement prudent and reasonable administrative and operating procedures (including an ability to recreate records evidencing the Related Secured Loan Rights) and keep and maintain all books, records, documents and other information reasonably necessary or advisable for the collection of all Loan Receivables forming part of the Related Secured Loan Rights (including records adequate to permit all collections of and reductions or adjustments to such Loan Receivables) all in accordance with the Credit and Collection Policy or a modification hereof adopted pursuant to Section 3.4(a) in respect of a Transaction where the Collector is not the Seller.

(d) Software. To the extent the Records consist in whole or in part of computer programs which are leased by or licensed to the Seller, the Seller shall, upon the demand of the Purchaser, use its best efforts to arrange for the license or sublicense of such programs to the Purchaser to the extent permitted by the terms of such lease or license for the sole use of the Purchaser or its agent in facilitating the administration, servicing and collection of the applicable Loan Receivables and provide to the Purchaser or any Successor Collector access to all computer and related equipment and, in connection therewith, permit any Successor Collector to use all operating systems and other programs which are desirable or useful in order to enable the Successor Collector to administer, service and collect the Purchased Assets. To the extent that the terms of any lease or license prohibit or restrict such use, the Seller shall, upon the demand of the Purchaser, co-operate with and provide the Purchaser with all such access, information, data and assistance, at the Seller's expense, as may be reasonably necessary to enable the Purchase or its agent to administer, service and collect the applicable Loan Receivables notwithstanding such prohibition or restriction.

(e) Default Interest. The Collector shall, with respect to any amount not paid by the Collector when required to be paid hereunder, pay interest to the Purchaser (before and after default and judgment, with interest on overdue interest at the same rate) at a rate per annum, calculated daily, equal to the Prime Rate plus 1%, payable on demand, provided that nothing in this Section 3.4(e) shall be construed to require the payment of interest on amounts for which interest is paid pursuant to Section 2.11(c) above. Such interest will be for the account of the Purchaser and shall be paid by the Collector free and clear of, and without deduction for, any taxes of any kind whatsoever to the relevant Purchaser's Account to be applied in accordance with Sections 2.5 and 2.6 on the next Settlement Date.

(f) Termination. The appointment of the Collector for the time being as agent of the Purchaser in respect of each Transaction for the purposes set out herein shall terminate upon the earlier of the appointment of a Successor Collector under Section 3.2 and the relevant Final Collection Date.

(g) Marking of Records. The Collector shall mark its computer records in an appropriate manner to clearly designate the Secured Loans forming part of the Purchased Assets to be the property of the Purchaser.

(h) Termination of Secured Loans. For so long as the Seller is the Collector in respect of any Transaction, the Seller may as agent for the Purchaser agree with any Obligor under Purchased Assets which are the subject of such Transaction to cancel or terminate the applicable Secured Loan before its maturity, provided that the consideration payable by the Obligor to the Collector as agent for the Purchaser with respect to such agreement to cancel or terminate shall not be less than the then applicable Net Book Value of such Purchased Asset and provided that the amount of such consideration is deposited to the Purchaser's account as a deemed Collection in accordance with
Section 2.9(a).

3.5 Collector Fee. If the Collector is not the Seller in respect of any Transaction, the Collector shall be paid, as a fee in respect of that Transaction (the "Collector Fee"), such commercially reasonable amount as may be negotiated between the Purchaser and such Collector from time to time. Such fee shall be payable in arrears on each Settlement Date.


SECTION 4 -- CONDITIONS PRECEDENT

4.1  Purchaser's Conditions Precedent to Each Purchase.

(a) Initial Purchase. The obligation of the Purchaser to complete the initial Purchase under this Agreement is subject to satisfaction of the conditions precedent that on or before the initial Closing Date the Purchaser shall have received each of the following, in form and substance satisfactory to the Purchaser or its counsel, each of which conditions precedent is for the sole benefit of the Purchaser and may be waived by it at any time:

    (1)  executed copies of this Agreement;

    (2) executed copies of the Terms Schedule in respect of such Purchase and the other Related Documents;

    (3) certificates of status, good standing or compliance, as appropriate, with respect to the Seller and Chrysler Financial issued by their respective jurisdictions of incorporation and by each province in which the Seller carries on business and in which the Secured Loans forming part of the Purchased Assets were originated;

    (4) an Officer's Certificate from each of the Seller and Chrysler Financial relating to their respective constating documents and certified copies of all necessary corporate authorizations of the Seller and Chrysler Financial to authorize the execution, delivery and performance of this Agreement and the Terms Schedule relating to such initial Purchase, of the Related Documents to which it is a party and of the transactions contemplated hereby and thereby;

    (5) an Officer's Certificate of each of the Seller and Chrysler Financial as to the names and true signatures of the officers authorized to sign this Agreement and the Related Documents on its behalf, on which Officer's Certificates the Purchaser shall be entitled to conclusively rely in respect of all Purchases until such time as the Purchaser receives from the Seller or Chrysler Financial, as the case may be, a replacement Officer's Certificate meeting the requirements of this Section 4.1(a)(5);

    (6)  an Officer's Certificate of the Seller to the effect that

         (A) the representations and warranties set out in Section 5.1 are true and correct, and

         (B) no event has occurred and is continuing, or would result from the Purchase, which constitutes a Significant Event;

    (7)  an Officer's Certificate of Chrysler Financial to the effect that

         (A) the representations and warranties set out in Section 5.2 are true and correct, and

         (B) no event has occurred and is continuing, or would result from the Purchase, which constitutes a Significant Event;

    (8) an Officer's Certificate of the Seller addressed to the Purchaser and to counsel to the Purchaser as to certain factual matters in support of the opinion referred to in Section 4.1(a)(16) and as to the forms of retail instalment sale contract evidencing Secured Loans now in use by Dealers in Canada;

    (9)  executed copies of the relevant Assignment;

    (10) copies of properly completed and duly registered financing statements or financing change statements, or verification statements evidencing such registration, assignments or other public filings with respect to the Purchaser's ownership interest in the Purchased Assets, with registration particulars stamped thereon, dated before the Closing Date, naming the Seller, as seller, assignor, "debtor" (as such term is used under the applicable Personal Property Security Act to describe the assignor under an absolute assignment of an account or book debt) or transferor, as appropriate, and the Purchaser, as purchaser, assignee, "secured party" (as such term is used under the applicable Personal Property Security Act to describe the assignee under an absolute assignment of an account or book debt) or transferee, as appropriate, and any other similar instruments or documents as may be necessary or advisable, in the reasonable opinion of the Purchaser or its counsel, to perfect the sale to the Purchaser of the Purchaser's ownership interest in the Purchased Assets and to record or protect the Purchaser's ownership interest in the Purchased Assets;

    (11) an Advance Ruling Certificate under the Competition Act (Canada) in respect of such Purchase contemplated herein, if required;

    (12) an executed copy of the applicable Cap Agreement, including the confirmation relating thereto, in form and substance satisfactory to the Purchaser and its counsel, relating to the Purchase;

    (13) an Officer's Certificate of the Financial Services Agent confirming that one or more Liquidity Agreements and one or more Credit Support Agreements, each on terms and conditions and in form and substance satisfactory to the Purchaser in its sole discretion, are in full force and effect;

    (14) an Officer's Certificate of the Financial Services Agent confirming that no event has occurred and is continuing which, under the terms of the Financial Services Agreement or the Trust Indenture, would prevent the Purchaser from issuing additional Notes and that all conditions precedent under the Trust Indenture to the issuance of Notes in respect of the Purchase have been satisfied;

    (15) favourable opinions of counsel for the Seller and the General Counsel for Chrysler Financial in substantially the form of Exhibits 4.1(a)(15)-A and 4.1(a)(15)-B respectively;

    (16) the favourable opinion of counsel to the Purchaser as to whether the provisions of this Agreement and each Assignment contemplated thereby are sufficient to effect and, in respect of the initial Assignment, do effect, as between the Seller and the Purchaser, a valid sale to the Purchaser of all of the Seller's right, title and interest in, to and under the Secured Loans and Secured Loan Rights specified in such Assignment and as to such other matters as the Purchaser and its counsel may reasonably consider necessary or appropriate;

    (17) such other approvals, opinions or documents as the Purchaser may reasonably request, including, without limitation, opinions of local counsel as to the registration or filing of the applicable Assignment or notice thereof and such other matters as the Purchaser may reasonably require;

    (18) a financial advisory fee in the amount set forth in the Terms Schedule, inclusive of applicable goods and services taxes, payable by the Seller to the Financial Services Agent in connection with the Purchase; and

    (19) a structuring fee in the amount set forth in the Terms Schedule payable by the Seller to the Financial Services Agent in connection with the Purchase.

(b) Subsequent Purchases. The obligation of the Purchaser to complete any Purchase subsequent to the initial Purchase under this Agreement is subject to satisfaction of the conditions precedent that on or before the relevant Closing Date, the Purchaser shall have received each of the following, in form and substance satisfactory to the Purchaser or its counsel, each of which conditions precedent is for the sole benefit of the Purchaser and may be waived by it at any time:

    (1) executed copies of the Terms Schedule in respect of such Purchase and the other Related Documents;

    (2) certificates of status, good standing or compliance, as appropriate, with respect to the Seller and Chrysler Financial issued by their respective jurisdictions of incorporation and by each province in which the Seller carries on business and in which the Secured Loans forming part of the Purchased Assets were originated;

    (3) an Officer's Certificate from each of the Seller and Chrysler Financial disclosing any changes in their respective constating documents since the latest certificate delivered pursuant to Section 4.1(a)(4) or this Section 4.1(b)(3), and certified copies of all necessary corporate authorizations of the Seller and Chrysler Financial to authorize the execution, delivery and performance of the Terms Schedule relating to such Purchase of the Related Documents to which it is a party and of the transactions contemplated hereby and thereby; and

    (4) the documents referred to in Sections 4.1(a)(6), 4.1(a)(7), 4.1(a)(9) and 4.1(a)(10) (to the extent required), and 4.1(a)(11), 4.1(a)(12),
         4.1(a)(13), 4.1(a)(14), 4.1(a)(15) and 4.1(a)(17), each with respect to such Purchase.

4.2  Seller's Conditions Precedent.

(a) Initial Purchase. The obligation of the Seller to complete the initial Purchase under this Agreement is subject to satisfaction of the conditions precedent that on or before the initial Closing Date the Seller shall have received each of the following, in form and substance satisfactory to the Seller or its counsel, each of which conditions precedent is for the sole benefit of the Seller and may be waived by it at any time:

    (1)  payment of the Prepayment Amount;

    (2)  executed copies of this Agreement and other Related Documents;

    (3) an Officer's Certificate of the Purchaser to the effect that the representations and warranties set out in Section 5.3 hereof are true and correct;

    (4) an Officer's Certificate of the Purchaser as to the names and true signatures of the officers or other Persons authorized to sign this Agreement and the Related Documents on its behalf; and

    (5) the favourable opinion of counsel to the Purchaser in substantially the form of Exhibit 4.2(a)(5) as to the valid formation and subsistence of the Purchaser as a trust under the laws of Ontario and the due execution and binding effect of this Agreement and all Related Documents to which the Purchaser is a party.

(b) Subsequent Purchases. The obligation of the Seller to complete any Purchase subsequent to the initial Purchase under this Agreement is subject to satisfaction of the conditions precedent that on or before the initial Closing Date the Seller shall have received each of the following, in form and substance satisfactory to the Seller or its counsel, which conditions precedent are for the sole benefit of the Seller and may be waived by it at any time:

    (1)  payment of the Prepayment Amount;

    (2) executed copies of the Terms Schedule in respect of such Purchase and the other Related Documents; and

    (3) the documents referred to in Section 4.2(a)(3) and 4.2(a)(5) with respect to such Purchase.

SECTION 5 -- REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser with respect to each Purchase on a continuous basis (unless otherwise indicated in the applicable representation and warranty to be made as at a particular point in time) and acknowledges that in reliance on such representations and warranties the Purchaser has entered into this Agreement and will consider making Purchases from time to time, that as at each Closing Date

    (a) the Seller is a corporation validly existing under the laws of its jurisdiction of incorporation and is duly qualified to do business as an extra provincial corporation in every jurisdiction where failure to be so qualified would adversely affect the collectability of a material portion of the Related Secured Loan Rights;

    (b) as at the relevant Closing Date, the execution, delivery and performance by the Seller of this Agreement, the Related Documents to be delivered by the Seller hereunder and the transactions contemplated hereby and thereby are within the corporate powers of the Seller, have been duly authorized by all necessary corporate action, and do not contravene:

         (1)   its constating documents or by laws;

         (2)   any law, rule or regulation applicable to it;

         (3) any indenture, loan or credit agreement, lease under which the Seller is the lessee, mortgage, security agreement, bond, note or other agreement or instrument binding upon it or affecting its property; or

         (4) any order, writ, judgment, award, injunction or decree binding on the Seller or affecting its property;

         and will not result in or require the creation of any Adverse Claim upon or with respect to any of its properties other than as contemplated by this Agreement;

    (c) as at the relevant Closing Date, this Agreement and all Related Documents delivered by the Seller hereunder have been duly executed and delivered by or on behalf of the Seller;

    (d) as at the relevant Closing Date or on the date of delivery of the applicable Related Documents, no authorization, approval or other action by and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or the Related Documents to which it is a party, except for

         (1) such notices or filings that are required to record or perfect the transfer constituted by the Purchase, and

         (2) such notices, filings or rulings required pursuant to the Competition Act (Canada);

    (e) this Agreement and the Related Documents to which the Seller is a party are its legal, valid and binding obligations enforceable against it in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law);

    (f) as at the relevant Closing Date, there are no actions, suits or proceedings of which the Seller has not advised the Purchaser in writing against or affecting the Seller or any of its property before any court, governmental body or arbitrator, including, without limitation, any such actions arising under the Employment Retirement Income Security Act of 1974 (United States of America) (nor to its knowledge, any such actions pending or threatened), which may materially adversely affect the Seller's ability to perform its obligations hereunder or under the Related Documents to which it is a party and it is not in default with respect to any order of any court, governmental body or arbitrator where the consequences of such default would materially adversely affect its ability to perform its obligations hereunder or thereunder;

    (g) as at the relevant Closing Date, no material default has occurred and is outstanding under any agreement or instrument referred to in
         Section 5.1(b)(3) which default would materially and adversely affect the collectability of any Loan Receivables forming part of the Related Secured Loan Rights, the enforceability of any Related Secured Loan Rights or its ability to perform its obligations hereunder or under the Related Documents to which it is a party;

    (h)  as at the relevant Closing Date,

         (1) the Seller holds title to the Secured Loans forming part of the Purchased Assets (other than Secured Loans paid in full from the relevant Cut-Off Date to and including the relevant Closing
               Date) free and clear of any Adverse Claim, and upon the Purchase of the Purchased Assets hereunder, the Purchaser will hold title thereto free and clear of any Adverse Claim, other than any Adverse Claim held by any person claiming through or under the Purchaser;

         (2) each Secured Loan forming part of the Purchased Assets (other than Secured Loans paid in full from the relevant Cut-Off Date to and including the relevant Closing Date) is in full force and effect, unamended, except for any amendments made in accordance with the Credit and Collection Policy, and shall constitute a legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application and in particular to the application of
               Section 65.1(5) of the Bankruptcy and Insolvency Act (Canada), and the Seller has not given any consents, approvals or waivers under or in respect of any such Purchased Assets, except in accordance with the Credit and Collection Policy;

         (3) each Secured Loan forming part of the Purchased Assets constitutes chattel paper as defined in the Personal Property Security Act (Ontario);

         (4) no amount receivable under any Purchased Asset is an amount required to be collected and remitted by any Dealer or the Seller in respect of or on account of goods and services tax under Part IX of the Excise Tax Act (Canada) or provincial sales tax exigible on the sale to each Obligor of each vehicle comprising Collateral under Secured Loans forming part of the Purchased Assets (collectively, "Transfer Taxes"); all Transfer Taxes were payable to the relevant Dealer by the relevant Obligor at the time of such sale; and the Purchaser will have no liability for collecting or remitting any such Transfer Taxes;

    (i) as at the relevant Closing Date, the Seller's chief executive office is located at Suite 308, 390 Brant Street, Burlington, Ontario, L7R 2E9;

    (j) as at the relevant Closing Date, the Seller has places of business in the Province of Quebec;

    (k) no Portfolio Report, exhibit, financial statement, Record or report furnished by the Collector hereunder or in connection herewith is or will be inaccurate in any material respect as of the date it is or will be dated or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading;

    (l) the Purchased Assets have been selected from the Seller's portfolio of retail motor vehicle receivables, subject only to the requirement that the related Secured Loan be an Eligible Secured Loan, and no selection procedures believed to be adverse to the Purchaser were applied in selecting the Purchased Assets from such portfolio; and all information regarding each such Secured Loan and Related Collateral made available to the Purchaser is true and correct in all material respects;

    (m) as of the relevant Cut-Off Date, the names listed on the Appendix to the Terms Schedule are the names for notice for each Obligor under the Purchased Assets recorded in the Records of the Seller;

    (n) the aggregate Net Book Value of all Purchased Assets which are the subject of the Transaction under which any one Person is the applicable Obligor does not exceed the Concentration Limit;

    (o) as of the relevant Cut-Off Date, the aggregate Net Book Value of Purchased Assets secured by Related Collateral that are financed at the Seller's used vehicle rates does not exceed the percentage set forth in the relevant Terms Schedule as the "Used Vehicle Rate Percentage" of the aggregate Net Book Value of the Purchased Assets, which percentage in any event will not exceed 30%;

    (p) the historical collection results of the Seller for the five years ended December 31, 1994 for retail automotive receivables owned or serviced by the Seller are as set out in Exhibit 5.1(p);

    (q) the Seller does not maintain any policies of insurance with respect to loss of, damage to or third party liability with respect to Related Collateral; and

    (r) the Seller is not a non resident as defined under the Income Tax Act (Canada).

5.2 Representations and Warranties of Chrysler Financial. Chrysler Financial hereby represents and warrants to the Purchaser with respect to each Purchase on a continuous basis (unless otherwise indicated in the applicable representation and warranty to be made as at a particular point in time) as follows:

    (a) it is a corporation validly existing under the laws of its jurisdiction of incorporation;

    (b) as at the relevant Closing Date, the execution, delivery and performance by it of this Agreement and the Related Documents to be delivered by it hereunder are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene:

         (1)   its articles of incorporation or by laws;

         (2)   any law, rule or regulation applicable to it;

         (3) any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding upon it or affecting its property; or

         (4) any order, writ, judgment, award, injunction or decree binding on it or affecting its property;

    (c) as at the relevant Closing Date, this Agreement and all Related Documents delivered by it hereunder have been duly executed and delivered by or on behalf of it;

    (d) as at the relevant Closing Date or on the date of delivery of the applicable Related Documents to which it is a party, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or the Related Documents to which it is a party;

    (e) this Agreement is its legal, valid and binding obligation enforceable against it in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law);

    (f) as at the relevant Closing Date, no material default has occurred and is outstanding under any agreement or instrument referred to in
         Section 5.2(b)(3) which default would materially and adversely affect its ability to perform its obligations hereunder or under the Related Documents to which it is a party;

    (g) as at the relevant Closing Date, there are no actions, suits or proceedings of which Chrysler Financial has not advised the Purchaser in writing against or affecting it or any of Chrysler Financial's property before any court, governmental body or arbitrator including, without limitation, any such actions arising under the Employment Retirement Income Security Act of 1974 (United States of America) (nor to its knowledge, any such action pending or threatened) which may materially adversely affect its ability to perform its obligations hereunder or under the Related Documents to which it is a party and it is not in default with respect to any order of any court, governmental body or arbitrator where the consequences of such default would materially adversely affect its ability to perform its obligations hereunder or thereunder; and

    (h)  the Seller is a Subsidiary of Chrysler Financial.

5.3 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller with respect to each Purchase on a continuous basis (unless otherwise indicated in the applicable representation to be made as at a particular point in time) as follows:

    (a) it is a trust validly existing under the laws of the Province of Ontario;

    (b) as at the relevant Closing Date, the execution, delivery and performance by it of this Agreement, the Related Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby are within its purposes and powers, have been authorized by all necessary action of its trustee and do not contravene:

         (1)   its declaration of trust;

         (2) any law, rule or regulation applicable to it in any province or territory of Canada;

         (3) any indenture, loan or credit agreement, lease under which it is the lessee, mortgage, security agreement, bond, note or other agreement or instrument binding upon it or affecting its property; or

         (4) any order, writ, judgment, award, injunction or decree binding on it or affecting its property;

    (c) as at the relevant Closing Date, this Agreement and all Related Documents delivered by it hereunder have been duly executed and delivered by the Financial Services Agent on behalf of it;

    (d) as at the relevant Closing Date or on the date of delivery of the applicable Related Documents, no authorization, approval or other action by and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or the Related Documents to be delivered by it hereunder, except

         (1) such notices or filings required to perfect the transfer constituted by the Purchase, and

         (2) such notices, filings or rulings required pursuant to the Competition Act (Canada);

    (e) this Agreement and the Related Documents to which it is a party are its legal, valid and binding obligations enforceable against it in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law);

    (f) as at the relevant Closing Date, there are, to its knowledge, no actions, suits or proceedings of which the Purchaser has not advised the Seller in writing, pending or threatened, against or affecting the Purchaser or any of its property before any court, governmental body or arbitrator which may adversely affect its ability to perform its obligations hereunder or under the Related Documents to which it is a party and it is not in default with respect to any order of any court, governmental body or arbitrator which materially adversely affects its ability to perform its obligations hereunder or thereunder;

    (g)  it is not a non-resident as defined under the Income Tax Act
         (Canada); and

    (h) each agreement now or hereafter in effect between the Purchaser and any Person other than the Seller (each such Person, an "Other Seller") providing for or contemplating the sale of accounts receivable or other financial assets to the Purchaser by such Other Seller which accounts receivable or other financial assets form or will form part of the assets securing the obligations of the Purchaser under the Trust Indenture contains or will contain a provision limiting such Other Seller's recourse on terms substantially similar to, and no more favourable to such Other Seller than, those contained in Section 2.3(f) of this Agreement.

SECTION 6 -- COVENANTS OF THE SELLER AND CHRYSLER FINANCIAL

6.1 Affirmative Covenants of the Seller. From the date hereof until the last Final Collection Date, the Seller covenants with the Purchaser that the Seller shall, unless the Purchaser otherwise consents in writing:

    (a) comply with all laws, rules, regulations and orders applicable to the Seller and all or any of its businesses, its properties and the Related Secured Loan Rights, except where the failure to do so would not materially adversely affect the Purchaser's interests hereunder, the enforceability of the Related Secured Loan Rights (including the collectability of the related Loan Receivables) or its ability to perform its obligations hereunder or under the Purchased Assets;

    (b) preserve and maintain its corporate existence, rights, franchises and privileges and qualify and remain qualified as a foreign, extra provincial or extra territorial corporation in each jurisdiction in which the failure to do so would materially adversely affect the interests of the Purchaser hereunder, the enforceability of the Related Secured Loan Rights (including the collectability of the related Loan Receivables) or the Seller's ability to perform its obligations hereunder or under the Purchased Assets;

    (c) at any time and from time to time during regular business hours, permit the Purchaser, its agents or representatives upon five Business Days' prior written notice to

         (1) examine and make copies of all Records relating to the Related Secured Loan Rights in its possession (or under its control), including the applicable Secured Loans, and

         (2) visit its branch offices for the purpose of examining such Records and discussing matters relating to the Related Secured Loan Rights and its performance under the Purchased Assets or hereunder with any of its officers or employees having knowledge of such matters;

    (d) direct and require its auditors, at its own expense, to assist the Purchaser's auditors to the extent and in such manner as is reasonably required for the Purchaser's auditors to report on the status of the Purchased Assets and the Related Secured Loan Rights hereunder;

    (e) mark its computer records in an appropriate manner to clearly evidence the sale of the Secured Loans forming part of the Purchased Assets to the Purchaser;

    (f) fully perform in a timely manner and comply with all terms, covenants and other provisions required to be performed and observed by the Seller under Purchased Assets;

    (g) notify the Purchaser promptly following any change of its corporate name or any change of its chief executive office;

    (h) comply in all respects with the Credit and Collection Policy in regard to each of the Purchased Assets and the related Loan Receivables;

    (i)  furnish to the Purchaser:

         (1) as soon as possible and in any event within five Business Days after any of the Seller's chief operating officer, chief financial officer or any officer of the Seller authorized to sign a Portfolio Report on behalf of the Seller becomes aware or ought to have become aware of the occurrence of a Significant Event or of any event that with the giving of notice or passage of time or both may become a Significant Event, a statement of such officer setting forth details as to such Significant Event and the action which the Seller has taken or is proposing to take with respect thereto; and

         (2) promptly, from time to time, such other documents, records, information or reports with respect to the Related Secured Loan Rights or the condition or operations, financial or otherwise, of it as may be in existence in written form or, if available in databases, may be produced with existing software and which the Purchaser may from time to time reasonably request;

    (j) instruct all Obligors to remit all Collections in respect of any Transaction to the address of the Collector (provided that so long as the Seller shall remain the Collector in respect of such Transaction, no special instruction need be given by the Seller to any Obligor which currently is instructed to remit such Collections to the Seller);

    (k)  if

         (1) the Seller obtains, or is otherwise a loss payee or named insured under, any policy of insurance with respect to damage or third party liability claims relating to the Collateral, and

         (2) the long term debt rating of Chrysler Financial by Moody's falls below Ba2 (or its then equivalent),

         obtain and maintain equivalent coverage with respect to the Related Collateral under which the Purchaser is named insured or loss payee, as the case may be, and provide prompt notice to the Purchaser of the availability of such insurance or the receipt of notice of termination thereof or the deletion of the Purchaser as a named insured or loss payee thereunder;

    (l) make all payments payable by it to government agencies in accordance with applicable law and others where a statutory lien or deemed trust might arise having priority over the Purchaser's interest in any Related Secured Loan Rights or Related Collateral;

    (m) record the Purchases constituted hereby as sales of assets for accounting purposes;

    (n) hold in trust for and on behalf of the Purchaser and itself, in accordance with their respective interests, all documents and instruments at any time and from time to time in the possession of the Seller which evidence or secure the Purchased Assets;

    (o) upon the written request of the Purchaser, or immediately upon the occurrence of a Significant Event in respect of a Transaction and for so long as such Significant Event is continuing, advise the Purchaser, in writing, of the name or address of any Obligor with respect to the applicable Related Secured Loan Rights;

    (p) make all renewal and other registrations which it is entitled to make and which are necessary to maintain the Purchaser's interest in the Related Collateral as against third parties; and

    (q) take all steps necessary to obtain the discharge of any financing statement, registration, recording, filing or other document similar in effect relating to any Related Secured Loan Rights, Collections related thereto or Related Collateral on file except those in favour of the Purchaser in accordance herewith or subordinate to the rights of the Purchaser thereunder.

6.2 Negative Covenants of the Seller. From the date hereof until the last Final Collection Date, the Seller covenants with the Purchaser that it shall not, without the Purchaser's written consent:

    (a) except as otherwise provided or permitted herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon or with respect to, any Purchased Assets or any Related Collateral, including the related Loan Receivables and Collections or any account to which any such Collections are deposited, or assign any right to receive income in respect of any thereof or do any other thing to derogate from its grant hereunder or prejudice the rights of the Purchaser hereunder or thereunder;

    (b) make any change in the Credit and Collection Policy, which change would materially impair the collectability of any Loan Receivable forming part of the Purchased Assets;

    (c) extend, amend or otherwise modify or waive any term or condition of any of the Purchased Assets which modification or waiver would materially impair the collectability of any Loan Receivable forming part of the Purchased Assets;

    (d) identify to any of its branch personnel the Purchased Assets as having been purchased by the Purchaser or take any other action not contemplated by this Agreement which would differentiate the Purchased Assets from the other Secured Loans to which it is a party;

    (e) permit to exist any financing statement, registration, recording, filing or other publicly recorded document similar in effect registered against or otherwise identifying its interest in any Related Secured Loan Rights or Collections related thereto to be on file except in favour of the Purchaser other than registrations in favour of Persons who have expressly postponed in favour of the Purchaser any claim they may have to the Purchased Assets; or

    (f) prepare any financial statements which account for or reflect the transactions contemplated hereby in any manner which is inconsistent with the absolute ownership interest of the Purchaser in the Purchased Assets.

6.3 Covenants of Chrysler Financial. From the date hereof until the last Final Collection Date, Chrysler Financial covenants with the Purchaser that unless the Purchaser otherwise consents in writing Chrysler Financial shall:

    (a) comply with all laws, rules, regulations and orders applicable to it and all or any of its businesses and properties, except where the failure to do so would not materially adversely affect the Purchaser's interest hereunder or its ability to perform its obligations hereunder;

    (b) preserve and maintain its corporate existence, except in the case of a merger or other action permitted under the Long-Term Revolving Credit Agreement and the Short-Term Revolving Credit Agreement each dated as of May 1, 1995 between it, the Seller and Chemical Bank, as agent, and the several banks party thereto, as amended, modified, supplemented or restated from time to time, and where the continuing or surviving entity assumes Chrysler Financial's obligations hereunder;

    (c) furnish to the Purchaser, unless the Seller has previously complied with Section 6.1(i)(1), as soon as possible and in any event within five Business Days after an officer of Chrysler Financial becomes aware or ought to have become aware of the occurrence of each Significant Event and each event which, with the giving of notice or lapse of time or both, would constitute a Significant Event, a statement of an officer of Chrysler Financial setting forth details as to such Significant Event or event and the action which Chrysler Financial has taken or is proposing to take with respect thereto;

    (d) at any time following the occurrence of a Significant Event which is continuing, ensure the due performance of all of the obligations of the Seller (including those arising in its capacity as Collector, if the Seller is at such time the Collector) under this Agreement and any Related Document to which it is a party (the "Seller Obligations") and, in the event of any failure of the Seller to perform any Seller Obligations, assume all of the liabilities of the Seller (including those arising in its capacity as Collector, if the Seller is at such time the Collector) hereunder and thereunder; it being agreed and understood that the obligations of Chrysler Financial under this Section 6.3(d) shall be absolute and unconditional under all circumstances regardless of any circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment and discharge of the Seller Obligations; and Chrysler Financial shall be regarded as a principal obligor in respect of the Seller Obligations and not as a surety or guarantor thereof;

    (e) make all payments to be made by it in the performance of its obligations hereunder without set off or counterclaim and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest, penalties and additions thereto) unless such deduction or withholding is required by any applicable treaty, law, rule or regulation (as modified by the practice of any relevant governmental revenue authority then in effect), in which case it shall pay to the Purchaser, in addition to any payment to which the Purchaser is otherwise entitled under this Agreement or any Related Document, such additional amount as is necessary to ensure that the net amount actually received by the Purchaser will equal the full amount the Purchaser would have received had no such deduction or withholding been required; and

    (f) continue to hold, directly or indirectly, such number of shares in the capital of the Seller such that the Seller continues at all times to be a Subsidiary of Chrysler Financial.

SECTION 7 -- SIGNIFICANT EVENTS

7.1 Meaning of Significant Event. The term "Significant Event" means, in respect of each Transaction, any of the following events or circumstances:

    (a) the Seller or the Collector (if the Seller is the Collector) fails to make any payment or deposit to be made by it hereunder when due and such failure remains unremedied for two Business Days after written notice thereof from the Purchaser;

    (b) the Seller, the Collector (if the Seller is the Collector) or Chrysler Financial fails to perform or observe any term, condition or covenant to be performed or observed by it hereunder or under any Related Document (other than that specified in Section 7.1(a)) and such failure remains unremedied for ten Business Days after written notice thereof has been given to the Seller or Chrysler Financial, as the case may be, by the Purchaser (except with respect to any failure on the part of the Seller or Chrysler Financial to perform its obligations under Section 6.1(i)(1) or 6.3(c), as the case may be, in which case no notice shall be required and no cure period shall apply);

    (c) any representation or warranty made in writing by the Seller or Chrysler Financial or any of their respective officers in or pursuant to this Agreement, any Portfolio Report or any other Related Document proves to have been false or incorrect in any material adverse respect when made, provided that, if any such representation or warranty that is capable of being subsequently made true and correct is made true and correct within ten Business Days of the receipt of written notice to the Seller or Chrysler Financial, as the case may be, from the Purchaser of such false or incorrect representation or warranty, it shall not constitute a Significant Event (for greater certainty, the parties hereto acknowledge and agree that the representations contained in Section 5.1(o) and 5.1(q) shall be deemed remediable for the purposes of this Section by the repurchase by the Seller of a sufficient dollar value of Purchased Assets under which the relevant Person is the applicable Obligor);

    (d)  any Insolvency Event occurs;

    (e) there has occurred any material adverse change in the financial condition or operations of the Seller or Chrysler Financial which materially adversely affects the Seller's ability to service the Related Secured Loan Rights or to perform any other of its obligations hereunder;

    (f)  the Portfolio Loss Ratio is at any time equal to or greater than 4.0%;

    (g) the Portfolio Delinquency Ratio is at any time equal to or greater than 4.0%;

    (h) the long term debt rating of Chrysler Financial by Moody's falls below Ba1 (or its then equivalent); or

    (i) an event of default as defined in any Hedging Agreement shall have occurred and be continuing with respect to the Seller or Chrysler Financial.

7.2  Action Upon a Significant Event.

(a) Rights of Purchaser. If any Significant Event in respect of any Transaction has occurred and is continuing, the Purchaser shall have, in addition to the right to terminate the role of the Seller as Collector and to appoint a Successor Collector in respect of such Transaction pursuant to
Section 3.2 hereof, its rights under Section 10.5 hereof and its other rights and remedies hereunder and under the Related Documents, all other rights and remedies under any applicable law and otherwise, which rights and remedies shall be cumulative. However, if a Significant Event has occurred only by reason of the occurrence of one or more Portfolio Events, the Purchaser shall (unless there occurs another event other than a Portfolio Event which with the giving of notice or the lapse of time or both would constitute a Significant Event) not be entitled to exercise its right to appoint a Successor Collector in accordance with Section 3.2 until 2:00 p.m. (Toronto time) on the Business Day immediately following the Business Day upon which the Purchaser has given notice to the Seller of the occurrence of the applicable Portfolio Event.

(b) Transitional Provisions. From time to time following the termination of the Seller as Collector and the appointment by the Purchaser of a successor Collector pursuant to Section 3.2:

    (1) the Seller shall, at the Purchaser's request and at the Seller's expense, notify all or any Obligors under the relevant Purchased Assets of the Purchaser's ownership in any or all of the Related Secured Loan Rights and direct that payments in respect thereof be made directly to the Purchaser or its designee;

    (2) the Seller shall, at the Purchaser's request and at the Seller's expense, assemble all or any of the relevant Purchased Assets and Records relating to, and the guarantees, indemnities and other agreements forming part of, the Related Secured Loan Rights, and make the same available to the Purchaser at a place selected by it or the Successor Collector, and segregate, in a manner reasonably acceptable to the Purchaser, all cash, cheques and other instruments constituting Collections, Net Proceeds or Permitted Investments received or held by the Seller from time to time, and, promptly upon receipt, remit same to the Purchaser or the Successor Collector duly endorsed or with duly executed instruments of transfer; and

    (3) the Purchaser may take any and all steps, in the Seller's name and on its behalf, necessary or desirable in the Purchaser's opinion, to collect the relevant Loan Receivables forming part of the Related Secured Loan Rights, including taking actions contemplated in Section 7.2(b)(2) where the Seller has failed to do so, and to remit the proceeds of such Loan Receivables to the Successor Collector for deposit in the relevant Purchaser's Account.

SECTION 8 -- MATTERS RELATING TO LIABILITY AND RESPONSIBILITIES

8.1 Delegation in Favour of Financial Services Agent. The Purchaser may delegate to the Financial Services Agent all or any of its powers, rights and discretions hereunder and under any Related Documents, and the Financial Services Agent may from time to time take such actions and exercise such powers as are delegated to it hereunder or thereunder or contemplated hereby or thereby and all such actions and powers as are reasonably incidental thereto.

8.2 Liability of Purchaser and Financial Services Agent. Neither the Purchaser, the Financial Services Agent nor any of their respective directors, officers, agents or employees shall be liable pursuant to this Agreement or any Related Document for any action taken or omitted by it or them hereunder or thereunder or in connection herewith or therewith, except for its or their own gross negligence or wilful misconduct. Notwithstanding any provision of this Agreement, other than the preceding sentence, or of any Related Document, neither the Seller nor Chrysler Financial nor any Person acting on their behalf shall have recourse against the Purchaser or the Financial Services Agent, at law or in equity, in respect of any of the obligations of the Purchaser or the Financial Services Agent under this Agreement or any Related Document other than against the assets included in the Purchased Assets then held by the Purchaser.

8.3 The Financial Services Agent and Affiliates. The Financial Services Agent, any successor Financial Services Agent and their respective Affiliates may generally engage in any kind of business with the Seller, Chrysler Financial, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any of them, all as if the Financial Services Agent or any such successor were not the Financial Services Agent and without any duty to account therefor to the Seller, Chrysler Financial, the Purchaser or any other Person.

8.4 Responsibilities of the Seller and the Purchaser. Notwithstanding anything herein to the contrary:

    (a) the Seller agrees to perform all of the non financial duties and obligations of the obligee under the Purchased Assets notwithstanding any of the transactions contemplated hereby;

    (b) the exercise by the Purchaser or the Financial Services Agent of any of their rights hereunder or under any Related Document will not relieve the Seller from any of the duties or obligations that the Seller has agreed to perform with respect to any Purchased Assets;

    (c) neither the Purchaser nor the Financial Services Agent nor any of their respective agents shall have any duty or obligation with respect to any Related Secured Loan Rights nor shall any of them be obligated to perform any of the non financial duties or obligations which the Seller has agreed to perform with respect to related Secured Loans; and

    (d) the Seller shall promptly notify the Purchaser of any claim or threatened claim of which the Seller is aware which may, in the reasonable opinion of the Seller, result in any liability to indemnify the Purchaser pursuant to Section 9.

8.5 Power of Attorney. The Seller hereby irrevocably constitutes and appoints the Purchaser, the Financial Services Agent, any Successor Collector, and any officer of the trustee of the Purchaser or any officer of the Financial Services Agent from time to time, with full power of substitution, as the Seller's true and lawful attorney in fact with full irrevocable power and authority, coupled with an interest, in the place and stead of the Seller and in the name of the Seller or in its own name, from time to time in the Purchaser's, the Financial Services Agent's or the Successor Collector's discretion, as the case may be, for the purpose of enforcing the Related Secured Loan Rights and taking and doing in the name of the Seller and/or in its own name all steps, actions, proceedings and other things which the Purchaser, the Financial Services Agent or any Successor Collector may from time to time, in its sole and absolute discretion, consider to be necessary, desirable or appropriate for the administration, servicing and collection of the Purchased Assets including, without limitation, to transfer or otherwise dispose of any or all Purchased Assets, to endorse or sign the name of the Seller on any instrument or document representing payment on account of or in any other way relating to any Purchased Asset and to take any legal steps, actions or proceedings for the collection and enforcement of any Purchased Assets or for the enforcement or realization of any Related Security.

SECTION 9 -- INDEMNIFICATION

9.1 Indemnities by the Seller. Without prejudice to any other rights of the Purchaser or the Financial Services Agent or their respective agents hereunder or under any applicable law, the Seller hereby agrees to indemnify the Purchaser, the Financial Services Agent and their respective agents and agrees to save them harmless from and against any and all damages, losses, claims, liabilities, costs and expenses (including legal fees and disbursements on a solicitor and client basis) awarded against or incurred by them arising out of or as a result of:
    (a) reliance on any written representation or warranty made or information provided by the Seller (or any of its officers) in or pursuant to this Agreement, any Portfolio Report or any other Related Document which was incorrect in any materially adverse respect when made, deemed made or provided;

    (b) the failure by the Seller to repurchase any Ineligible Secured Loan forming part of the Purchased Assets in accordance with Section 2.13;

    (c) the failure by the Seller on its own behalf or in its capacity as Collector, to comply with any applicable law, rule or regulation with respect to any Purchased Assets or with respect to any Related Secured Loan Rights or to perform its obligations thereunder, or the nonconformity of any applicable Secured Loan with any applicable law, rule or regulation; provided that this clause 9.1(c) shall not apply to any law, rule or regulation relating to the perfection of ownership or Security Interests;

    (d) the failure of the Seller to transfer to the Purchaser beneficial ownership in the Purchased Assets which are, or are intended to be transferred to the Purchaser hereunder and any payments made or payments due thereunder, free and clear of any Adverse Claim or right of any other Person except to the extent otherwise permitted herein;

    (e) any dispute, claim, set off or defense of an Obligor against the Seller to the performance of any obligation in connection with a Related Secured Loan Right or the payment of any Loan Receivable forming part thereof;

    (f) any product liability or warranty claim or personal injury or property damage suit or other similar or related claim or action of whatsoever sort arising out of or in connection with any Related Collateral to the extent not covered by insurance of which the Purchaser has the benefit;

    (g) any failure of the Seller to perform or observe any of its duties or obligations hereunder or under the Related Documents, including its duties and obligations as Collector;

    (h) any Canadian, foreign, federal, provincial, state, municipal, local or other tax of any kind or nature whatsoever which may be imposed on the Purchaser or the Financial Services Agent on account of any payment made by the Seller under this Section 9.1 after giving effect to any deduction relating to the matters indemnified;

    (i) any claims, disputes, damages, penalties and losses arising from the Related Secured Loan Rights relating to the Purchased Assets, other than

         (1) losses attributable to any Obligor's failure to discharge its payment obligations or other default under the applicable Secured Loan, or

         (2) losses attributable to the gross negligence or wilful misconduct of the Purchaser or the Financial Services Agent;

    (j) the return or transfer by the Purchaser in error of any amount of Collections or Net Proceeds received pursuant to Section 2 to the Seller for any reason whatsoever other than pursuant hereto;

    (k) any failure of the Seller to comply with any applicable law regarding the filing or discharge of registrations required to be made in respect of the Purchased Assets in accordance with the laws of the applicable province or territory of Canada; or

    (l) actual losses as a result of the failure of the Seller or the Purchaser to comply with the requirements of any applicable bulk sales legislation.

9.2 Payment. Any amounts subject to indemnification under Section 9.1 shall be paid to the Purchaser by the Seller in accordance with Section 2.5(d)(3).

9.3 Limited Indemnity by the Seller. Without prejudice to any other rights of the Purchaser or the Financial Services Agent hereunder or under any applicable law, the Seller hereby indemnifies the Purchaser, the Financial Services Agent and their respective agents and agrees to save them harmless from and against any and all damages, losses, claims, liabilities, costs and expenses (including reasonable legal fees and disbursements on a solicitor and client basis) incurred in respect of a Transaction by or on behalf of the Purchaser or the Financial Services Agent in respect of any amounts payable by the Purchaser arising out of or as a result of any breach of the terms hereof or of any Related Document by the Seller or Chrysler Financial and not otherwise recoverable from the Seller or Chrysler Financial, provided, however, that

    (a) except in respect of a breach of the representations and warranties set out in Sections 5.1(h)(1) and the indemnities and obligations set out in Sections 2.9(b), 2.13 and 7.1(c), the liability of the Seller under Section 9.1 or this Section 9.3 shall not be greater than the then available balance in the relevant Deferred Purchase Account, and

    (b) this limited indemnity shall in no circumstances be available to recover amounts not otherwise recovered by the Purchaser because of any default by an Obligor under the terms of any Purchased Asset.

9.4 Co-operation in Litigation and Proceedings. The Seller, on the one hand, and the Purchaser, on the other, agree to assist the other party, at the request of such other party and at such requesting party's expense, in any action, suit or proceeding brought by or against, or any investigation involving such requesting party (including the Financial Services Agent, with respect to the Purchaser), but not including actions between the Seller and the Purchaser relating to any of the transactions contemplated hereby or to any of the Related Secured Loan Rights. If the Seller may be liable under
Section 9.1 or 9.3 in respect of any damages, losses, claims, liabilities, costs or expenses as a result of or in connection with any such action, suit, proceeding or investigation, the Seller will have the right, on behalf of the Purchaser but at the Seller's expense, to defend such action, suit or proceeding, or participate in such investigation, with counsel selected by it, and will have sole discretion as to whether to litigate, appeal or settle.


SECTION 10 -- MISCELLANEOUS

10.1  Amendments, etc.

(a) General. No amendment or waiver of any provision hereof nor consent to any departure by the Seller or Chrysler Financial therefrom shall in any event be effective (in whole or in part) unless in writing and signed by the Seller, the Collector, Chrysler Financial, the Purchaser and, to the extent it affects the rights, duties or obligations of the Financial Services Agent, the Financial Services Agent.

(b) Third Party Consents. The Seller acknowledges that the Purchaser's consent to any amendment, waiver, discharge or termination of this Agreement or certain provisions thereof (each, a "Proposed Contractual Change") may be subject to obtaining the prior written consent of lenders under Credit Support Agreements and Liquidity Agreements and/or the Indenture Trustee (each, a "Third-Party Consent"). The Purchaser agrees to advise the Seller if a Proposed Contractual Change requires a Third-Party Consent; however, the Purchaser shall have no obligation to obtain or endeavour to obtain such Third-Party Consent. In addition, the Purchaser's failure to give its consent to any Proposed Contractual Change shall not be considered unreasonable, within the meaning of any rule of law imposing on a contracting party an implied obligation to act reasonably, if a Third-Party Consent has not been given to a Proposed Contractual Change.

10.2 Entire Agreement. This Agreement contains the entire agreement between the parties relative to the subject matter hereof and supersedes all contrary prior and contemporaneous agreements, term sheets, commitments, understandings, negotiations and discussions, whether oral or written. There are no warranties, express or implied, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

10.3 Notices, etc. All notices and other communications provided for hereunder must, unless otherwise stated herein, be in writing and telecopied or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof, or at such other address designated by such party in a written notice in the manner contemplated in this Section 10.3 to each of the other parties hereto. Any such notice or other communication shall be deemed to have been given, made and received on the day of delivery if delivered and on the first Business Day after telecopying if telecopied.

10.4 No Waiver; Remedies. No failure on the part of the Purchaser, the Financial Services Agent or the Seller to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Except as otherwise provided, the remedies herein provided are cumulative and not exclusive of any remedies provided by law.

10.5  Binding Effect; Assignability;

(a) General. This Agreement shall be binding upon and enure to the benefit of the Seller, Chrysler Financial, the Purchaser and the Financial Services Agent, and their respective successors and permitted assigns. Except as provided in this Agreement, no party hereto may assign its rights hereunder or any interest herein without the prior written consent of the other parties hereto.

(b) Sales etc. by Purchaser. The Seller and the Purchaser acknowledge that the Seller has entered into this Agreement and will enter into each Transaction on the assumption that the only source of payment to the Seller for the portion of the Deferred Purchase Price described in Section 1.1(aa)(2) will be the Collections and Net Proceeds payable to the Purchaser as owner of the Secured Loans and Related Secured Loan Rights and that if the Purchaser should assign the Purchased Assets to a Person not bound by this Agreement, such source of payment may be impaired and the interests of the Seller thereby prejudiced. Accordingly, without in any way derogating from the Purchaser's absolute ownership of the Purchased Assets, the Purchaser shall not sell, assign or transfer any Purchased Assets or Seller Receivable (in whole or in part) to any Person (including secondary purchasers, issuers of letters of credit to the Purchaser, and their assignees) (each such Person, a "Transferee") or sell, assign or transfer to a Transferee any of the Purchaser's rights hereunder or under any Related Document or interest herein or therein for the purpose of giving effect to any such sale, assignment or transfer of Purchased Assets or Seller Receivables unless the Transferee agrees in writing before the completion of such sale, assignment or transfer to be bound by the terms and conditions of this Agreement as if it were the Purchaser hereunder to the extent of the Purchased Assets, Seller Receivables or other rights to be sold, assigned or transferred. Upon any sale, assignment or transfer, the Transferee shall be fully subrogated to all rights, benefits and privileges of the Purchaser hereunder or thereunder and shall assume all obligations relating thereto.

10.6 Termination and Survival. This Agreement shall remain in full force and effect until the last Final Collection Date; provided, however, that:

    (a) the Purchaser's rights and remedies with respect to any incorrect representation or warranty made or deemed to be made by the Seller or Chrysler Financial herein; and

    (b)  the indemnification and payment provisions of Section 9 and
         Section 10.10;

shall be continuing and shall survive any termination hereof for a period of five years.

10.7 Performance by Financial Services Agent. The Purchaser has advised the Seller that the Purchaser has appointed Royal Bank of Canada as the Financial Services Agent to advise and act on the Purchaser's behalf in connection with this Agreement, and the Seller acknowledges and agrees that the Financial Services Agent will have full power and authority to represent and act for and on behalf of the Purchaser in all dealings and other matters provided for in or relating to this Agreement unless otherwise specifically provided. Performance of any act or obligation of the Purchaser hereunder by the Financial Services Agent will be deemed to be performance of such act or obligation by the Purchaser. The Seller shall be entitled to rely on any document prepared by the Financial Services Agent on behalf of the Purchaser as if the document had been prepared by the Purchaser.

10.8  Payments by Seller.

(a) Method of Payment. Each payment or remittance required to be made by the Seller or the Collector to the Purchaser hereunder shall be made on the due date therefor in Canadian Dollars and in immediately available funds at the office of the Financial Services Agent.

(b) Interest on Overdue Payments. Each of the Seller and the Collector shall pay to the Purchaser interest on any amount not paid or remitted by the Seller to the Purchaser when due hereunder. Such interest shall be computed on a daily basis at a rate per annum equal to 2% above the Prime Rate in effect from time to time, shall be payable upon demand by the Purchaser from time to time, and shall be compounded on the first Business Day of each month.

10.9 Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the Province of Ontario, except to the extent that the validity or perfection of the Purchaser's interests in any Related Secured Loan Rights or Related Collateral or its remedies hereunder in respect thereof are governed by the laws of a different jurisdiction.

10.10  Costs, Expenses and Taxes.

(a) Fees and Expenses. Notwithstanding the rights of indemnification provided for in Section 9 and 10.10(b), the Seller shall not be responsible for payment of any costs and expenses of the Purchaser and the Financial Services Agent in connection with the preparation, execution and delivery of this Agreement and the Related Documents, or any of their out of pocket expenses, or of any fees or disbursements of counsel for the Purchaser and the Financial Services Agent with respect thereto.

(b) Taxes, etc.  The Seller shall:

    (1) pay on demand any and all stamp, filing, recording and other taxes and fees payable or determined to be payable in connection with the enforcement of this Agreement or any Related Document (other than any applicable goods and services tax);

    (2) to the extent not reimbursed pursuant to Section 2.4, reimburse on demand the Purchaser for any loss resulting from a miscalculation by the Purchaser in the administration of the Agreement and the Related Documents; provided, however, that the Purchaser shall request such reimbursement in writing and will explain, in reasonable detail, such miscalculation; and, provided, further, however, that the amount of such reimbursement shall not exceed the amount which should initially have been paid to the Purchaser but for such miscalculation, plus interest at the applicable Discount Rate;

    (3) subject to Section 10.10(a), pay on demand any other costs, expenses and taxes (excluding any taxes except amounts referred to in Section 10.10(b)(1)), incurred by the Purchaser in connection with the Purchase (including costs and expenses incurred in performing the Purchaser's obligations hereunder); provided, however, that the Purchaser will request such amounts in writing and will explain, in reasonable detail, the calculation of such amounts; and

    (4) subject to Section 10.10(a), pay on demand any costs and expenses of the Purchaser and the Financial Services Agent with respect to advising the Purchaser and the Financial Services Agent as to their respective rights and remedies hereunder and under the Related Documents or any costs related to enforcement actions by the Purchaser against any Obligor related to enforcement or advice with respect to the Purchaser's rights against such Obligor.

10.11 Change in Law. If the introduction of or any change (including, without limitation, any change by way of imposition of a tax on capital or other tax on or in respect of the Purchaser) in or in the interpretation of any law or regulation by any court or governmental authority charged with the administration thereof has the effect of

    (a) increasing the cost to the Purchaser of making, funding or maintaining a Purchase hereunder or agreeing to make a Purchase hereunder, or reducing the rate of return to the Purchaser in connection therewith; or

    (b) reducing the amount receivable with regard to any Loan Receivable forming part of the Related Secured Loan Rights;

the Seller shall, from time to time, upon demand by the Purchaser and to the extent not otherwise recovered pursuant to Section 2.6(a)(3), pay to the Purchaser that portion of such increased costs incurred, amounts not received or receivable, or compensation for such reduction in rate of return which is attributable to making, funding or maintaining such Purchase hereunder. The Purchaser shall provide the Seller with a certificate setting forth its computation of such increased costs, amounts not received or receivable or reduction in rate of return, which computation may utilize such averaging and attribution methods the Purchaser believes to be reasonable. Such certificate shall be prima facie evidence, absent manifest error, of the amount payable to the Purchaser pursuant to this Section 10.11. The Purchaser shall, upon becoming aware of an event or circumstance that is likely to, with the passage of time or otherwise, entitle it to demand payment pursuant to this Section 10.11, promptly notify the Seller.

10.12 Failure to Perform. If the Seller, the Collector (if the Seller is the Collector) or Chrysler Financial fails to perform any of its agreements or obligations hereunder or under any Related Document, the Purchaser may (but will not be required to) itself perform, or cause to be performed, such agreement or obligation, and the expenses of the Purchaser incurred in connection therewith shall be payable by the Seller as provided in Section 10.10(b)(3).

10.13  Consent to Jurisdiction; Waiver of Immunities.

(a) Submission to Jurisdiction. The Seller hereby irrevocably submits to the non exclusive jurisdiction of any court sitting in the City of Toronto in any action or proceeding arising out of or relating to this Agreement or to any Related Document, and the Seller hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Seller hereby irrevocably waives, to the extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Seller agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Other Jurisdictions. Nothing in this Section 10.13 shall affect the right of the Purchaser to serve legal process in any other manner permitted by law or affect its right to bring any action or proceeding against the Seller or Chrysler Financial or their respective properties in the courts of other jurisdictions.

(c) Waiver of Immunity. To the extent that the Seller has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment before judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Seller hereby irrevocably waives, to the extent permitted by law, such immunity in respect of its obligations hereunder.

10.14  Confidentiality.

(a) General. The parties hereto acknowledge that any Terms Schedule and any document which contains any of the information set forth in paragraphs 3 and 4 of any Terms Schedule, or any agreement that one party has received from the other to which the receiving party is not a signatory or addressee or any legal opinion not addressed to the receiving party and all data and information provided hereunder by the Seller to the Purchaser or the Purchaser to the Seller (all such Terms Schedules, documents, agreements, opinions, data and information, collectively, "Confidential Information") shall be considered as confidential information by the other and shall not be disclosed by the recipient to any other Person except as permitted under Section 10.14(b).

(b) Exceptions. The Purchaser may disclose Confidential Information to the Financial Services Agent, rating agencies, trustees, prospective credit enhancers or secondary purchasers or prospective or actual liquidity or credit support lenders, professional advisors (including legal counsel) and governmental or regulatory authorities as required by law or to implement the terms of this Agreement, the Related Documents, the Purchaser's securitization program or the financing thereof. The Seller and Chrysler Financial may disclose Confidential Information to governmental and regulatory authorities as required by law or to implement the terms of this Agreement, their lenders and professional advisors (including legal counsel) and taxing authorities in connection with the preparation of financial statements or tax returns or to satisfy any of the conditions precedent set out in Section 4.1. Notwithstanding Section 10.14(a), any party to this Agreement may provide copies of this Agreement to any Person but not including the Exhibits.

10.15 Further Assurances. The parties hereto agree, from time to time, to enter into such further agreements and to execute all such further instruments as may be reasonably necessary or desirable to give full effect to the terms of this Agreement or any Related Document.

10.16 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

10.17 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, to the extent permitted by law, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.18 Limitation of Liability of Issuer Trustee. This Agreement has been entered into by the Issuer Trustee solely in its capacity as trustee of Pure Trust and is not binding on the Issuer Trustee in any other capacity. Resort may not be had to, nor recourse or satisfaction be sought from, the private property of the Issuer Trustee, its directors, officers, employees, or agents, and resort will be had solely to the property of Pure Trust held in trust by the Issuer Trustee for the payment, performance or satisfaction of any liability or obligation of the Purchaser or the Issuer Trustee hereunder.


         IN WITNESS WHEREOF, the parties have executed this Agreement.

                                   CHRYSLER CREDIT CANADA LTD.

                                   By: "David H Olsen"
                                       --------------------------------------
                                   Name:  David H Olsen
                                   Title: Assistant Treasurer

                                   Address for Notices:

                                   27777 Franklin Road
                                   Southfield, Michigan
                                   USA   48034 8268
                                   Attn:  Secretary
                                   Telecopier No.:  (810) 948-3138


                                   THE ROYAL TRUST COMPANY in its capacity as trustee of PURE TRUST


                                   By:  "R. Hong"
                                       --------------------------------------
                                   Name:  Richard Hong
                                   Title: Authorized Signing Officer


                                   By:  "Lorne Randell"
                                       --------------------------------------
                                   Name:  Lorne Randell
                                   Title: Authorized Signing Officer

                                   Address for Notices:

                                   Royal Bank of Canada as Financial Services
                                   Agent for Pure Trust Structured Finance and
                                   Loan Syndications
                                   13th Floor, South Tower
                                   Royal Bank Plaza
                                   Toronto, Ontario
                                   M5J 2J5

                                   Attn:  Pure Trust
                                   Telecopier: (416)974-2407

                                   CHRYSLER FINANCIAL
                                   CORPORATION

                                   By:  "David H Olsen"
                                       --------------------------------------
                                   Name:  David H Olsen
                                   Title: Assistant Treasurer

                                   Address for Notices:

                                   27777 Franklin Road
                                   Southfield, Michigan
                                   USA   48034 8268
                                   Attn:  Secretary
                                   Telecopier No.:  (810) 948-3138

                    Exhibit 1.1(h) - Form of Assignment

                                ASSIGNMENT


This Assignment is dated as of  ______, 19__ between


                    CHRYSLER CREDIT CANADA LTD.,
                    a corporation amalgamated under
                    the laws of Canada,
                    as Assignor


                                    and


                    THE ROYAL TRUST COMPANY,
                    as trustee of PURE TRUST
                    a trust established under
                    the laws of the Province of Ontario,
                    as Assignee

RECITALS

    The Assignor has agreed to sell and the Assignee has agreed to purchase the Secured Loans described in the microfiche attached hereto as Schedule A together with the Related Secured Loan Rights upon certain terms and conditions.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties agree as follows.

SECTION 1 -- INTERPRETATION

1.1  Certain Defined Terms.  In this Assignment, including the recitals:

(a) Administrative Charges means extension fees, insurance premiums, charges for returned cheques or dishonoured payments or dishonoured transfer instructions and other similar charges and, before the appointment of a Person other than the Assignor as Collector, late payment charges and refinance charges.

(b) Collateral means a new or used automobile or light duty truck and other personal property, together with all equipment, attachments, additions, accessories and enhancements thereto, securing an Obligor's indebtedness and obligations under a Secured Loan.

(c) Collector means, at any time, the Assignor, its successor or any other Person or its successor in its capacity as collector and servicer of the Secured Loans.

(d) Loan Receivables means all amounts payable with respect to any Secured Loan (not including amounts which are due and payable to the Assignor on or before [insert relevant Cut-Off Date] including vehicle damage charges and other moneys payable by an Obligor under a Secured Loan (exclusive of certain Administrative Charges, costs, expenses, amounts payable by way of indemnity or taxes required to be collected and remitted by the Assignor).

(e) Obligor means a Person obligated to make payments pursuant to a Secured Loan, including where the context permits or requires, any person obligated to make such payments pursuant to any guarantee or indemnity that constitutes Related Security.

(f) Person means an individual, partnership, corporation, trust, joint venture, unincorporated association, government (or any agency or political subdivision thereof) or other entity.

(g) Proceeds has the meaning given to it in the Personal Property Security Act (Ontario) and any Act that may be substituted therefor, as from time to time amended, and in addition, includes personal property in any form derived directly or indirectly from any dealings with the Related Collateral or that indemnifies or compensates for the Related Collateral if destroyed or damaged and proceeds whether or not of the type, class or kind as the original proceeds.

(h) Purchased Assets means the Secured Loans listed or referred to in the microfiche attached as Schedule A hereto and all Related Secured Loan Rights.

(i) Records means all contracts, credit applications, credit analysis and reports and "quality indicator score" records, books, records, reports and other documents and information (including, to the extent obtainable by way of existing software controlled by the Collector, hard copies of all data maintained in databases of the Collector and on tapes, disks, punch cards and other media under its control) maintained by the Collector or held or created by the Collector with respect to the Secured Loans and the related Obligors, including any agreement pursuant to which the Assignor acquired its right, title and interest in and to the Secured Loans under which it is not the original obligee.

(j) Related Collateral means, with respect to any Purchased Asset, the Collateral relating thereto.

(k) Related Secured Loan Rights means any Secured Loan Rights relating to the Purchased Assets.

(l) Related Security in respect of a Secured Loan means any guarantee, indemnity or other agreement or arrangement of whatsoever character (including all Security Interests and all property subject thereto) from time to time supporting or securing or purporting to support or secure payment or performance of an Obligor's obligations in respect of such Secured Loan, whether pursuant to such Secured Loan or otherwise, including any recourse available to the Assignor from the originating obligee pursuant to the applicable assignment agreement.

(m) Secured Loans means retail instalment sale contracts and any other agreements or combinations of agreements or portions thereof

    (1) evidencing indebtedness of an Obligor, and

    (2) creating a Security Interest over Collateral as security for such indebtedness, other than agreements evidencing indebtedness of an Obligor as lessee, as any such agreements may be amended, modified, supplemented, restated or replaced from time to time.

(n) Secured Loan Rights means, in respect of any Secured Loan, the following:

    (1) all rights and benefits accruing to the Assignor under such Secured Loan, including all right, title and interest in and to the Loan Receivables payable in respect of such Secured Loan;

    (2) all right, title and interest of the Assignor in and to the applicable Collateral;

    (3) all right, title and interest of the Assignor in or to payments (including both proceeds and premium refunds) under any insurance policies maintained by the Obligor for the benefit of the Assignor pursuant to the terms of such Secured Loan, to the extent the same indemnify for loss or damage to the applicable Collateral;

    (4) all right, title and interest of the Assignor in and to payments made on account of any loss or damage to the applicable Collateral whether under such Secured Loan or otherwise;

    (5) all claims, demands, actions, damages and indemnities arising from the manufacturers' or sellers' warranties relating to the applicable Collateral;

    (6) the benefit of all covenants with respect to the applicable Collateral by the Obligor under such Secured Loan to the extent allocable to the outstanding Loan Receivables under the terms of such Secured Loan, use and insurance obligations;

    (7) the right of the Assignor to ask, demand, sue for, collect, receive and enforce any and all amounts payable under such Secured Loan in respect of the Related Collateral and to enforce all other covenants, obligations, rights and remedies thereunder with respect thereto;

    (8) all of the Assignor's right, title and interest in, to and under all Related Security;

    (9) all Records pertaining to such Secured Loan; and

   (10) all Proceeds of or relating to the foregoing.

(o) Security Interest has the meaning given to it in the Personal Property Security Act (Ontario).

SECTION 2 - ASSIGNMENT.

2.1 Assignment. The Assignor hereby grants, bargains, sells, assigns, transfers, conveys and sets over at and as of the date hereof, absolutely and not by way of security only, unto the Assignee, its successors and permitted assigns, all of the Assignor's right, title and interest in and to the Purchased Assets.

2.2 Further Assurances. The Assignor covenants and agrees with the Assignee, its successors and permitted assigns, that the Assignor will from time to time and at all times hereafter, upon the request of the Assignee, its successors and permitted assigns, make, do and execute or cause and procure to be made, done and executed, all such further acts, deeds or assurances as may be reasonably required by the Assignee, its successors and permitted assigns, for the purpose of registering or filing this Assignment or notice thereof in appropriate offices of public record and protecting, perfecting or evidencing the ownership interest of the Assignee in the Purchased Assets.

2.3 Governing Law. This Assignment shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

IN WITNESS WHEREOF, the parties have executed this Assignment.


                                   CHRYSLER CREDIT CANADA LTD.,



                                   By: _________________________



                                   THE ROYAL TRUST COMPANY in its
                                   capacity as trustee of PURE TRUST



                                   By: _________________________

                                   Name:
                                   Title: Authorized Signing Officer



                                   By: _________________________

                                   Name:
                                   Title: Authorized Signing Officer

                 Exhibit 1.1(cp) -- Form of Terms Schedule

              In consideration of the mutual covenants contained and incorporated herein, the undersigned hereby agree as follows:

1. Interpretation. Reference is made to a Master Receivables Purchase Agreement (the "MRPA") made as of July 24, 1995 between the undersigned. Capitalized terms used herein and not otherwise defined have the meanings given to them in the MRPA. Section 2.1(a) of the MRPA provides that the undersigned may execute and deliver a Terms Schedule which, upon such execution and delivery, shall evidence their binding agreement with respect to the purchase and sale of Secured Loans and Related Secured Loan Rights. This executed Terms Schedule constitutes such an agreement. Except to the extent modified, replaced, restated or supplemented herein, the terms and conditions of the MRPA are incorporated by reference herein, mutatis mutandis. The term "Purchase" when used herein means the purchase and sale of the Secured Loans identified in Appendix A hereto, and the Related Secured Loan Rights. References herein to paragraphs are to the paragraphs of this Terms Schedule and references to Sections are to the Sections to the MRPA.

2. Types of Transactions. [This Terms Schedule is not a Related Terms Schedule at the date hereof, provided however that a Terms Schedule entered into after the date hereof may provide that this Terms Schedule is a Related Schedule with respect to one or more Purchases effected after the date hereof.]

OR

[This Terms Schedule is a Related Schedule, with the intention that the Secured Loans identified in Appendix A hereto and the Related Secured Loan Rights shall, together with the Secured Loans identified in the Appendices to the Terms Schedules dated ______, ______ and ______ (and in any Terms Schedule entered into after the date hereof which specifies that it is related to this Term Schedule) and the Related Secured Loan Rights, from and after the Closing Date specified in paragraph 3 hereof, constitute one pool of Purchased Assets.]

3. Specific Terms. (1) Terms specific to the Purchase to which this Terms Schedule relates are as follows:

Section 1.1:

         1.1(o)  Closing Date for this Purchase:

         1.1(w)  Cut-Off Date for this Purchase:

         1.1(at) aggregate Net Book Value of Secured Loans subject to this
                 Purchase:  $


         1.1(bf) Prepayment Amount for this Purchase:  $


Section 5.1(o)

              Used Vehicle Rate Percentage:            %

(2) Terms specific to the Transaction to which this Term Schedule (and all Related Terms Schedules, if any) relates are as follows:

Section 1.1

              Concentration Limit Percentage:            %

              Deferred Purchase Account Number:

              Required APR:  [if inapplicable, enter 0]%

              Required Reserve Floor:   $

              Reserve Rate:            %

Section 2.7(a)(1)

         Cost of funds calculation:

         Cost of funds for each Settlement Period shall be calculated on the basis of a percentage equal to the weighted average of the following percentages:

              (a) to the extent Purchaser's Indebtedness is funded by Notes, the weighted average of the rate of interest or discount payable on such Notes during the Settlement Period;

              (b) to the extent Purchaser's Indebtedness is funded under the Liquidity Agreement or the Credit Support Agreement in effect at such time (the "Loan Agreements"):

                   (i) in respect of Purchaser's Indebtedness incurred by way of Prime Loans (as defined in the Loan Agreements):
                        [insert appropriate reference rate] + ______%

                   (ii) in respect of Purchaser's Indebtedness incurred by
                        way of Bankers' Acceptances, Discount Notes or BA Equivalent Loans (each as defined in the Loan Agreements):
                        [insert appropriate reference rate] + ______%;

    and shall include appropriate adjustments for Increased Costs and actual payments or receipts under Hedging Agreements.

    [Terms not otherwise defined under this heading have the meaning given to them in Appendix B.]

Section 2.7(a)(2)

         Program Fee rate:                       %

4.  Hedging Agreements.  [Identify Hedging Agreements, if any.]

         IN WITNESS WHEREOF the parties have executed this Terms Schedule to evidence their agreement hereto as of the day of , 19 .

                             CHRYSLER CREDIT CANADA LTD., as
                             Seller and Collector



                             By: _________________________



                             THE ROYAL TRUST COMPANY in its
                             capacity as trustee of PURE TRUST



                             By: _________________________

                             Name:
                             Title: Authorized Signing Officer


                             By: _________________________
                             Name:
                             Title: Authorized Signing Officer


                             CHRYSLER FINANCIAL CORPORATION



                             By: _________________________

                                Appendix B

Defined Terms.

(a) Bankers' Acceptances means ______

(b) BA Equivalent Loan means ______

                 Exhibit 1.1(be) - Sample Portfolio Report

                            (microfiche image)

                  Exhibit 1.1(as) - Permitted Investments

    Subject to the next following sentence, the following are Permitted Investments for the purposes of this Agreement:

(a) negotiable instruments or securities in bearer or registered form with a maturity of not more than 45 days, which evidence:

    (1) obligations of or guaranteed by the Government of Canada so long as they have the Required Rating (as hereinafter defined);

    (2) obligations of or guaranteed by a province or municipality of Canada so long as they have the Required Rating;

    (3) deposits or bankers' acceptances issued or accepted by any Canadian bank so long as it has the Required Rating;

    (4) commercial paper of Canadian corporations or other Canadian issuers so long as it has the Required Rating; or

(b) demand deposits in any Canadian bank so long as they have the Required
    Rating.

    Notwithstanding the foregoing, a negotiable instrument of any province, municipality, Canadian bank, Canadian corporation or other Canadian issuer (other than the Government of Canada) or a demand deposit in a Canadian bank shall not constitute a Permitted Investment if the face amount of such instrument or such deposit, together with the face amount of all or other instruments or deposits of the same entity then held by the Purchaser, would exceed the greater of $5,000,000 and 10% of the face amount of all Permitted Investments then held by the Purchaser.

    "Required Rating" in respect of any Person at any time means the rating of such Person's short term indebtedness equal to at least the higher of the rating then assigned by Dominion Bond Rating Service Limited and CBRS Inc. to the Notes of the Purchaser and R-1 (middle) from Dominion Bond Rating Service Limited and A-1+ from CBRS Inc.

Exhibit 1.1(bz)(2)(B)(iii) - Dollar Weighted Average Contractual Life
 Calculation


              Weighted Avg. Term to Maturity (in years)
         DWACL + _______________________________________
                                  2


and will in principle be generally represented by the following formula:


                        N
                        [Sigma]P[Subscpt_On]i[Subscpt_Off] *T;
                        i = 1
              DWACL =   _______________________________________
                        N
                        [Sigma]P[Subscpt_On]i[Subscpt_Off] *365
                        i = 1


where:

DWACL                       = dollar weighted average contractual life, in
                              years

P[Subscpt_On]i[Subscpt_Off] = principal contractually to be paid at the "i"th day from calculation date

T[Subscpt_On]i[Subscpt_Off] = "i"th day from calculation date

N                           = number of days remaining of contractual
                              principal payments

        Exhibit 4.1(a)(17)-1 - Form of Opinion of Seller's Counsel


               [LETTERHEAD OF GOWLING, STRATHY & HENDERSON]
                                                              July 27, 1995





TO: THOSE PERSONS LISTED ON SCHEDULE A ATTACHED HERETO



Dear Sirs:


    Re:  Master Receivables Purchase Agreement made as of
         July 24, 1995 among Chrysler Credit Canada Ltd.,
         Pure Trust and Chrysler Financial Corporation;
         Terms Schedule dated July 24, 1995
    _____________________________________________________


    We have acted as counsel to Chrysler Credit Canada Ltd. (the "Seller") and Chrysler Financial Corporation ("Chrysler Financial") in connection with the preparation, execution and delivery of the master receivables purchase agreement made as of July 24, 1995 (the "Purchase Agreement") among the Seller, Pure Trust (the "Purchaser") and Chrysler Financial, the terms schedule dated July 24, 1995 (the "Terms Schedule") made among the same parties and the assignment dated July 27, 1995 (the "Assignment") between the Seller and the Purchaser (the Purchase Agreement, the Terms Schedule and the Assignment being collectively referred to as the "Documents"). This opinion is furnished to you pursuant to Section 4.1(a)(15) of the Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Purchase Agreement and the Terms Schedule.

    We have examined originals or copies identified to our satisfaction of such records, instruments, certificates and other documents as we have deemed necessary for the purposes of the opinions expressed herein. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified or photostatic copies. We have also considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

    As to questions of fact material to the opinions expressed herein, we have relied upon a certificate (the "Officer's Certificate") of a Responsible Officer of Chrysler Credit dated the date hereof, a copy of which is annexed hereto. While we have not independently confirmed the factual matters referred to in the Officer's Certificate, the lawyers of this firm directly involved in the preparation and negotiation of the Documents, the transactions contemplated thereby and this opinion (the "Primary Lawyer Group") are not aware of any facts which would give them reason to believe that any of the factual matters referred to therein are incorrect.

    The opinions expressed herein are subject to the following qualifications and assumptions:

    (a) the enforcement of the Documents or any judgment arising out of or in connection therewith, may be limited by bankruptcy, insolvency, winding-up, reorganization, moratorium or other laws (including the Personal Property Security Act (Ontario)) affecting creditors' rights generally;

    (b) the enforcement of the Documents may be limited by general principles of equity, and no opinion is given as to any specific remedy that may be granted, imposed or rendered (including equitable remedies such as specific performance and injunction);

    (c) the Currency Act (Canada) precludes a court in Canada from awarding a judgment for an amount expressed in any currency other than Canadian dollars;

    (d) (A) the ability to recover or claim for costs or expenses; and (B) any provision in the Purchase Agreement purporting to sever from the Purchase Agreement any provision which is prohibited or unenforceable under applicable law, are subject to judicial discretion;

    (e) any requirement to pay interest at a greater rate after than before default may not be enforceable if the same is construed by a court to constitute a penalty;

    (f) the enforceability as against the relevant Obligors of the sale of the Related Secured Loan Rights to the Purchaser pursuant to the Documents is subject to the requirements of section 53 of the Conveyancing and Law of Property Act (Ontario), providing that the assignment effected thereby shall not be effectual in law until notice in writing thereof has been given to the applicable Obligors;

    (g) each of the Purchaser and Chrysler Financial has duly authorized, executed and delivered the Documents to which they are a party, and the Documents constitute valid and binding obligations enforceable against the Purchaser in accordance with their terms; and

    (h) we express no opinion as to the enforceability of section 3.2 of the Purchase Agreement (i) as it relates to the right of the Purchaser to replace the Seller as Collector solely by reason that the Seller is insolvent or that a notice of intention or a proposal has been filed in respect of the Seller pursuant to the Bankruptcy and Insolvency Act, and (ii) in the face of any applicable order made by a court of competent jurisdiction pursuant to the Companies' Creditors Arrangement Act.

    We are qualified to practice law in the Province of Ontario and accordingly do not express any opinion with respect to laws other than those of such Province and the federal laws of Canada applicable therein.

    Based upon and subject to the foregoing, it is our opinion that:

1. The Seller is a corporation existing under the laws of Canada and has full corporate power and authority to enter into the Documents and to perform its obligations thereunder.

2. The Documents and any Related Documents (a) to which the Seller is a party have been duly authorized, executed and delivered by the Seller and constitute valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms; and (b) to which Chrysler Financial is a party (other than Hedging Agreements) constitute valid and binding obligations of Chrysler Financial enforceable against Chrysler Financial in accordance with their respective terms.

3. The execution, delivery and performance by the Seller of the Documents will not (i) contravene or constitute a default under the articles or by-laws of the Seller, (ii) contravene any law or regulation of the Province of Ontario or any law or regulation of Canada applicable therein, or (iii) contravene or constitute a default under any material agreement to which the Seller is a party of which the Primary Lawyer Group is aware.

4. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required to be obtained or made by the Seller for the due execution, delivery and performance by the Seller of the Documents, except for such authorizations or approvals that have already been obtained and such notices or filings that have already been given.

5. No transaction contemplated by any of the Documents requires compliance with any bulk sales or similar legislation requiring public notice or recording of a transfer of assets of the Seller in the Province of Ontario.


    This opinion may be relied upon by the addressees hereof only in connection with the transactions contemplated by the Documents but except to that extent, this opinion may not be used or relied upon by said addressees or any other person for any purpose whatsoever without in each instance our prior written consent.

                                       Yours truly,

Exhibit 4.1(a)(17)-2 - Form of Opinion of Chrysler Financial's General Counsel


              [LETTERHEAD OF CHRYSLER FINANCIAL CORPORATION]



                                                              July 27, 1995









TO:  Those Persons Listed On Schedule A
Attached Hereto



Dear Sirs:

    Re:  Master Receivables Purchase Agreement made as of
         July 24, 1995 among Chrysler Credit Canada Ltd.,
         Pure Trust and Chrysler Financial Corporation;
         Terms Schedule dated July 24, 1995
    _____________________________________________________


    I am Vice President and General Counsel of Chrysler Financial Corporation, a Michigan corporation ("Chrysler Financial"), and have acted as such in connection with the master receivables purchase agreement made as of July 24, 1995 (the "Purchase Agreement") among Chrysler Credit Canada Ltd. ("Chrysler Credit"), Pure Trust (the "Purchaser") and Chrysler Financial, the terms schedule dated July 24, 1995 (the "Terms Schedule") made among the same parties and the master agreement and schedule thereto dated as of July 27, 1995 (the "Master Agreement") made between the Purchaser and Chrysler Financial, as supplemented by the confirmation dated July 27, 1995 (the "Confirmation") made between the same parties (the Purchase Agreement, the Terms Schedule, the Master Agreement and the Confirmation being collectively referred to as the "Documents").

    In this connection, I or members of my staff under my supervision have participated in the preparation of the Documents and have supervised all legal proceedings on the part of Chrysler Financial relative thereto. I or members of my staff under my supervision have also examined such other documents, corporate records and certificates of government officials and have made such searches and investigations and considered such questions of law as I have considered necessary or advisable for the purposes of the opinions hereinafter expressed.

    For purposes of the opinions expressed herein, I have assumed the legal capacity of all individuals, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies or facsimiles thereof and the authenticity of the originals of such certified or photostatic copies or facsimiles.

    This opinion is furnished to you pursuant to Section 4.1(a)(15) of the Purchase Agreement. Terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings ascribed to them respectively in the Purchase Agreement.

    Based upon and subject to the foregoing, I am of the opinion that:

    1. Chrysler Financial is a corporation existing under the laws of the State of Michigan, and has full power, authority and legal right to execute and deliver the Documents and to perform its obligations thereunder.

    2. The execution, delivery and performance by Chrysler Financial of the Documents does not and will not violate, result in a breach of, or constitute a default under (i) any statute, regulation, rule or other law applicable to Chrysler Financial, (ii) any order, judgment, award, injunction or decree of any court, arbitrator or similar tribunal or governmental authority which is binding upon Chrysler Financial or its property and assets, (iii) any provision of the Restated Articles of Incorporation or By-Laws of Chrysler Financial or any contract, agreement or other instrument to which Chrysler Financial is a party or by which it or any of its property and assets is bound; and such execution, delivery and performance do not and will not result in or require the creation or imposition of any lien, security interest, or other charge or encumbrance upon any of such property or assets.

    3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required to be obtained or made by Chrysler Financial for the due execution, delivery and performance by Chrysler Financial of the Documents.

    4. The Documents and any Related Documents to which Chrysler Financial is a party have been duly authorized, executed and delivered by Chrysler Financial.


         I am a member of the State Bar of Michigan and the foregoing opinion may not be taken as extending to matters arising under laws other than the laws of the State of Michigan and the federal laws of the United States of America.

         This opinion may be relied upon by you only in connection with the transactions contemplated by the Purchase Agreement and the Terms Schedule, but except to that extent, this opinion may not be used or relied upon by you or any other person for any purpose whatsoever without in each instance my prior written consent.

                                       Very truly yours,

                                       Allan L. Ronquillo
                                       Vice President and
                                       General Counsel

        Exhibit 4.2(a)(5) - Form of Opinion of Purchaser's Counsel




                        [LETTERHEAD OF McMILLAN BINCH]




                                                              July 27, 1995



Chrysler Credit Canada Ltd.
27777 Franklin Road
Southfield, Michigan
USA   48034 8268

Dear Sirs:

         Re: Pure Trust purchase from Chrysler Credit Canada Ltd.

         We have acted as counsel to The Royal Trust Company ("Royal Trust") in its capacity as trustee of Pure Trust (in such capacity, the "Issuer Trustee"), a trust established under the laws of the Province of Ontario, in connection with (i) the establishment of the program of Pure Trust to issue and sell from time to time secured short-term promissory notes and to purchase receivables and related assets with the proceeds of such issue and sale (the "Program") and (ii) the purchase of certain receivables under the Program by the Issuer Trustee (in such capacity, the "Purchaser") from Chrysler Credit Canada Ltd. (the "Seller") under a master receivables purchase agreement made as of July 24, 1995 (the "Master Agreement") between the Purchaser, the Seller and Chrysler Financial Corporation ("Chrysler Financial"). Capitalized terms used in this letter and not otherwise defined have the meanings given to them in the Master Agreement.

Scope of Investigations

         We have examined executed originals or copies, certified or otherwise identified to our satisfaction, of such public and other records, certificates and documents as we have considered necessary or appropriate to give this opinion including:

    (a) the declaration of trust dated December 16, 1994 made by the Issuer Trustee establishing Pure Trust (the "Declaration of Trust");

    (b) a certificate (the "Royal Trust Certificate") of an officer of Royal Trust dated ______, with respect to:

         (i)     the constating documents and by-laws of Royal Trust;

         (ii) the incumbency of signing officers of Royal Trust and specimen signatures;

         (iii)   administrative resolutions of Royal Trust; and

         (iv)    certain factual matters;

    (c)  the Master Agreement;

    (d) the terms schedule dated ______, (the "Terms Schedule") between the Seller, Chrysler Financial and the Purchaser relating to the Purchased Assets described therein; and

    (e) the assignment dated ______ (the "Assignment") between the Seller and the Purchaser relating to the Purchased Assets described therein.

         The Master Agreement, the Terms Schedule and the Assignment are collectively referred to as the "Documents". For greater certainty, where any reference is made in this opinion to an act to be performed by or for or on behalf of Pure Trust or the Purchaser, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by the Issuer Trustee for and on behalf of and in its capacity as trustee of Pure Trust, and, where any reference is made in this opinion to an act to be performed by or for or on behalf of the Issuer Trustee, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by or for or on behalf of the Issuer Trustee in its capacity as trustee of Pure Trust.

Assumptions

    We have assumed:

    (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies or facsimiles thereof;

    (b) the accuracy, currency, truth and completeness of the indices and filing systems and other public records maintained by public offices where we searched or enquired or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate governmental, regulatory or other like authorities with respect to those matters referred to herein; and

    (c) that the Documents will, when duly authorized, executed and delivered by the parties thereto other than the Issuer Trustee, constitute legal, valid and binding obligations of such other parties enforceable against them in accordance with their terms.

         For the purpose of the opinions set out in paragraphs 1 and 2, we have relied solely on a Certificate of Confirmation dated July 24, 1995 issued by the Office of the Superintendent of Financial Institutions and a Certificate of Registration dated July 24, 1995 issued by the Loan and Trust Corporations Branch. To the extent that the opinions expressed in paragraphs 1 and 2 below relate to matters governed by laws other than the laws of the Province of Ontario or the federal laws of Canada applicable therein, we have relied solely upon opinions dated the date hereof of local counsel in each applicable jurisdiction as to the laws of each such jurisdiction, copies of which have also been addressed to you and delivered to you. Except insofar as we have relied on such opinions of local counsel (each a "Local Opinion"), the opinions herein are based on the laws of the Province of Ontario and the federal laws of Canada applicable therein ("Ontario Law"), in each case as in effect as of the date hereof. To the extent that any Local Opinion is stated to be based on any assumption, to be subject to any qualification or to be given in reliance on any other document, the opinions expressed herein in reliance on such Local Opinion are based upon the same assumption, subject to the same qualification and given in reliance on the same document. The Provinces of Canada are referred to herein as the "Applicable Jurisdictions".

Qualifications

         This opinion is subject to the following qualifications:

    (a) our opinion in paragraph 7 as to the enforceability of the Documents may be limited by (i) applicable bankruptcy, reorganization, winding-up, insolvency, moratorium and other laws of general application limiting the enforcement of creditors' rights, (ii) the fact that the granting of equitable remedies such as specific performance and injunctions is within the discretion of a court of competent jurisdiction and (iii) general principles of equity;

    (b) a court may require the discretionary powers expressed to be conferred on any party to a Document to be exercised reasonably and in good faith notwithstanding any provision to the contrary and may decline to accept as conclusive factual or legal determinations described as conclusive therein;

    (c) the effectiveness of terms exculpating a party from a liability or duty otherwise owed by it to another may be limited by law;

    (d) the awarding of costs is in the discretion of a court of competent jurisdiction;

    (e) any opinion or statement with respect to the existence or absence of facts "to the best of our knowledge" means actual knowledge of those lawyers of our firm involved with the preparation of the Documents without any independent investigation or inquiry;

    (f) any provision in any Document which purports to sever from the Document any provision therein which is prohibited or unenforceable under applicable law without affecting the validity of the remainder of the Document would be enforced only to the extent that the court determined that such prohibited or unenforceable provision could be severed without impairing the interpretation and application of the remainder of the Document;


         Based upon and subject to the foregoing, we are of the opinion that:

1. Status of Royal Trust. Royal Trust is a corporation duly incorporated and organized under the laws of Canada and is authorized to carry on the business of a trust company as defined in the Trust and Loan Companies Act (Canada) in each of the Applicable Jurisdictions.

2. Registrations, etc. of Royal Trust. All registrations, filings and notices necessary to permit Royal Trust to carry on business as a trustee in each of the Applicable Jurisdictions have been duly made or given.

3. Trust Business. The obligation of Royal Trust to carry out the activities of Pure Trust as set out under the Declaration of Trust and the Documents constitutes the business of a trustee.

4. Status of Pure Trust. Pure Trust has been duly established as a trust under the Declaration of Trust and is a valid and subsisting trust under Ontario Law.

5. Power and Capacity of Issuer Trustee. The Issuer Trustee has the power and capacity under the Declaration of Trust to hold title to the property and assets of Pure Trust, to carry on the activities of Pure Trust in accordance with the Declaration of Trust and to execute and deliver the Documents to which Pure Trust is a party and to perform its obligations under such Documents.

6. Necessary Action by Issuer Trustee. All necessary action has been taken by the Issuer Trustee to authorize the execution and delivery of the Documents to which it is a party and the performance of its obligations under such documents.

7. Authorization, Execution, Delivery and Enforceability. The Issuer Trustee has duly authorized, executed and delivered the Documents for and on behalf of Pure Trust. Each of the Documents constitutes a legal, valid and binding obligation of Pure Trust enforceable against Pure Trust in accordance with its terms.

8. Contravention, Authorization, Consents, Filings. The execution and delivery by the Issuer Trustee on behalf of Pure Trust of (i) each of the Documents and the performance by the Issuer Trustee of its obligations thereunder:

    (a) will not violate, result in the breach of, or constitute a default under, (1) any provision of applicable laws or regulations, (2) any of the terms, conditions or provisions of the constating documents or by-laws of the Issuer Trustee, (3) the Declaration of Trust, (4) to the best of our knowledge, any agreement, instrument or document to which the Issuer Trustee is a party or by which it or any of Pure Trust's properties or assets are bound, or (5) to the best of our knowledge, any order, judgement or decree of any court arbitrator or similar tribunal or governmental authority which is binding upon the Issuer Trustee or any of Pure Trust's properties or assets; or

    (b) will not require (1) any authorization, consent or approval or order of or filing or registration with any court, administrative agency or other governmental or regulatory body or authority in any of the Applicable Jurisdictions or under the federal laws of Canada applicable therein other than such authorizations, consents or approvals, orders, filing or registrations as have already been obtained or made, or (2) to the best of our knowledge, any consent or approval of any person under any agreement, instrument or document to which the Issuer Trustee is a party or by which it or any of Pure Trust's properties or assets are bound.

         This opinion is rendered solely for your benefit in connection with the transactions referred to herein and may not be relied upon for any other purpose, nor may it be delivered to or relied upon by any other person, firm or corporation without our prior written consent.

                                       Yours truly,

             Exhibit 5.1(p) -- Historical Collection Results

Delinquency Experience ($ in millions)

                   Year Ended  Year Ended  Year Ended  Year Ended  Year Ended
                    31-Dec-94   31-Dec-93   31-Dec-92   31-Dec-91   31-Dec-90

 Total Portfolio        1.001       1,260       1,345       1,399       1,591
 ($)
 Period of
 Delinquency 31
 to 60 days                 5           7          10          13          20
 60 days and over           0           0           1           3           3


 Total
 Delinquencies
 as a Percentage        0.50%       0.56%       0.82%       1.14%       1.45%
 of Portfolio

All amounts are gross (include both interest and principal).



Loss to Liquidation Experience ($ in millions)

                   Year Ended  Year Ended  Year Ended  Year Ended  Year Ended
                    31-Dec-94   31-Dec-93   31-Dec-92   31-Dec-91   31-Dec-90

 Average Portfolio      1,132       1,327       1,386       1,445       1,621
 ($)

 Average Contracts    109.511     128,089     137,042     141,455     145,331
 (#)


 Repossessions
 as a Percentage
 of Average
 Contracts              0.97%       1.10%       1.57%       2.05%       1.87%

 Net Losses as a
 Percentage of
 Liquidations           0.27%       0.42%       0.90%       1.37%       1.23%

 Net Losses as a
 Percentage of
 Average Portfolio      0.17%       0.27%       0.57%       0.84%       0.65%